Filed pursuant to Rule
424(b)(2)

File No. 333-278755
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 17, 2024)

SLR Investment Corp.
Up to $150,000,000
Common Stock

SLR Investment Corp. (the “Company”, “SLRC”, “we”, “us” and “our”) is a Maryland corporation that is a closed-end,
externally managed,
non-diversified
management investment company which has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest directly and indirectly in leveraged middle-market companies primarily in the form of senior secured loans, financing leases, and to a lesser extent, unsecured loans and traditional equity securities.
We have entered into an equity distribution agreement, dated February 28, 2025, with Raymond James & Associates, Inc., Citizens JMP Securities, LLC and Jefferies LLC (each, an “Agent” and, collectively, the “Agents”) relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The equity distribution agreement provides that we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through the Agents. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be an
“at-the-market”
offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. As of the date of this prospectus supplement, we have not sold any shares of common stock under the equity distribution agreement.
The Agents will receive a commission from us equal to up to 1.50% of the gross sales price of any shares of our common stock sold through the Agents under the equity distribution agreement. The Agents are not required to sell any specific number or dollar amount of common stock, but will use commercially reasonable efforts consistent with their sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We may also sell shares of our common stock to an Agent, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with the applicable Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement to the extent required by law. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Agents’ commission, will not be less than the net asset value (“NAV”) per share of our common stock at the time of such sale. SLR Capital Partners, LLC (the “Investment Adviser”), the Company’s registered investment adviser, may from time to time, in its sole discretion, pay some or all of the Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then-current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by us.
The securities that we invest in are typically rated below investment grade. Securities rated below investment grade are often referred to as “leveraged loans,” “high yield” or “junk” securities, and may be considered “high risk” compared to debt instruments that are rated investment grade. In addition, some of our debt investments will not fully amortize during their lifetime, which means that a borrower may be unable to pay off its debt due to bankruptcy or other reasons and therefore we may write off such debt investment prior to its scheduled maturity. Upon such an occurrence, we may realize a loss or a substantial amount of unpaid principal and interest due upon maturity.
The Investment Adviser manages our
day-to-day
operations and provides us with investment advisory and management services. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. SLR Capital Management, LLC provides the administrative services necessary for us to operate.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SLRC.” On February 27, 2025, the last reported sales price on the NASDAQ Global Select Market for our common stock was $17.27 per share. We are required to determine the NAV per share of our common stock on a quarterly basis. Our NAV per share of our common stock as of December 31, 2024 was $18.20.
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference, contain important information about us that a prospective investor should know before investing in our common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and the documents incorporated by reference, before investing in our common stock. We are required to file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, which we incorporate by reference herein. See “Incorporation of Certain Information by Reference.” You may obtain this information or make stockholder inquiries by written or oral request and free of charge by contacting us by mail at 500 Park Avenue, New York, NY 10022, by telephone at (212)
993-1670,
on our website at https://www.slrinvestmentcorp.com or by sending an email to us at IRTeam@slrcp.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The Securities and Exchange Commission also maintains a website at https://www.sec.gov that contains information about us.

An investment in our common stock is very risky and highly speculative. Shares of closed-end
investment companies, including business development companies, frequently trade at a discount to their net asset value. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and page 17 of the accompanying prospectus, in Part I, Item 1A of our most recent Annual Report on Form
10-K,
in Part II, Item 1A of our Quarterly Reports on Form
10-Q
and included in, or incorporated by reference into, any free writing prospectuses we may authorize for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus, to read about factors you should consider, including the risk of leverage, before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Raymond James	Citizens JMP	Jefferies
Prospectus Supplement dated February 28, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information included or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us that relates to this offering of common stock. Neither we nor the Agents have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, regardless of the time of delivery of this prospectus supplement or of any of our common stock. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and the documents incorporated by reference herein and therein, particularly the information described under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus and our most recently filed Annual Report on Form
10-K,
before investing in our common stock.
This prospectus supplement includes summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights the information included elsewhere, or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making a decision on whether to invest in the common stock offered hereby. To understand the terms of the common stock offered hereby, before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference herein and therein, as provided in the sections titled “Available Information” and “Incorporation of Certain Information by Reference” beginning on page S-21 in this prospectus supplement and beginning on page 94 of the accompanying prospectus.
We were formed in February 2007 as Solar Capital LLC, a Maryland limited liability company, and commenced operations in March 2007, after conducting a private placement of units of membership interest (“units”), with initial capital of $1.2 billion of which 47.04% was funded by affiliated parties. On February 9, 2010, Solar Capital LLC was merged with and into SLR Investment Corp. (f/k/a Solar Capital Ltd.), a Maryland corporation, concurrent with the pricing of our initial public offering, leaving SLR Investment Corp. as the surviving entity. On April 1, 2022, we acquired SLR Senior Investment Corp., a Maryland corporation (“SUNS”), pursuant to an Agreement and Plan of Merger, dated as of December 1, 2021 (the “Merger Agreement”), whereby SUNS merged with and into us, with us continuing as the surviving company (the “Merger”). Except where the context suggests otherwise, the terms “we,” “us,” “our”, the “Company” and “SLRC” refer to SLR Investment Corp. In addition, the terms “SLR Capital Partners” and the “Investment Adviser” refer to SLR Capital Partners, LLC and the term “SLR Capital Management” refers to SLR Capital Management, LLC.
In this prospectus supplement, we use the term “leveraged” to refer to companies of any size with non-investment
grade debt outstanding or, if not explicitly rated, those which we believe would be rated as non-investment
grade based on their leverage levels and other terms. In addition, we use the term “middle-market” to refer to companies with annual revenues typically between $50 million and $1 billion. We also use the term “unitranche” to refer to debt instruments that combine both senior and subordinated debt into one debt instrument. Unitranche debt instruments typically pay a higher rate of interest than traditional senior debt instruments, but also pose greater risk associated with a lesser amount of asset coverage.
Overview
SLR Investment Corp., a Maryland corporation, is a
closed-end,
externally managed,
non-diversified
management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Furthermore, as we are an investment company, we continue to apply the guidance in the Financial Accounting Standard Board Accounting Standards Codification Topic 946. In addition, for U.S. federal income tax purposes, we have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
In February 2010, we completed our initial public offering and a concurrent private offering of shares of our common stock to our senior management team (the “Concurrent Private Placement”).
We invest primarily in privately held U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest directly and indirectly in leveraged middle-market companies primarily in the form of senior secured loans, financing leases, and to a lesser extent, unsecured loans and traditional equity securities.

From time to time, we may also invest directly in the debt and equity of public companies, some of which could be thinly traded, and such investments will not be limited to any minimum or maximum market capitalization. In addition, we may invest in foreign markets, including emerging markets. Our business is focused primarily on the direct origination of investments through portfolio companies or their financial sponsors. Our investments generally range between $5 million and $100 million each, although we expect that this investment size will vary proportionately with the size of our capital base and/or with strategic initiatives.
In addition, we may invest a portion of our portfolio in other types of investments, which we refer to as “opportunistic investments,” which are not our primary focus but are intended to enhance our overall returns. These investments may include, but are not limited to, direct investments in public companies that are not thinly traded and securities of leveraged companies located in select countries outside of the United States. The securities that we invest in are typically rated below investment grade. Securities rated below investment grade are often referred to as “leveraged loans,” “high yield” or “junk” securities, and may be considered “high risk” compared to debt instruments that are rated investment grade. In addition, some of our debt investments will not fully amortize during their lifetime, which means that a borrower may be unable to pay off its debt due to bankruptcy or other reasons and therefore we may write-off
such debt investment prior to its scheduled maturity. Upon such an occurrence, we may realize a loss or a substantial amount of unpaid principal and interest due upon maturity.
Our investment activities are managed by SLR Capital Partners and supervised by our board of directors, a majority of whom are non-interested
directors, as such term is defined in the 1940 Act. SLR Capital Management provides the administrative services necessary for us to operate.
On April 1, 2022, we acquired SUNS pursuant to the Merger Agreement, whereby SUNS merged with and into us, with us continuing as the surviving company. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of SUNS’s common stock was converted into the right to receive 0.7796 shares of our common stock (with SUNS’s stockholders receiving cash in lieu of fractional shares of our common stock). As a result of the Merger, we issued an aggregate of 12,511,825 shares of our common stock to former SUNS stockholders.
As of December 31, 2024, our investment portfolio totaled $2.0 billion and our net asset value was $992.9 million. Our portfolio was comprised of debt and equity investments in 122 portfolio companies.
About SLR Capital Partners
SLR Capital Partners, our investment adviser, is controlled and led by Michael S. Gross, our Chairman,
Co-Chief
Executive Officer and President, and Bruce J. Spohler, our
Co-Chief
Executive Officer and Chief Operating Officer. They are supported by a team of investment professionals. SLR Capital Partners’ investment team has extensive experience in leveraged lending and private equity, as well as significant contacts with financial sponsors.
In addition, SLR Capital Partners currently serves as investment adviser to private funds and managed accounts as well as to SCP Private Credit Income BDC LLC, an unlisted BDC that primarily invests in first lien loans to upper middle-market private leveraged companies, SLR HC BDC LLC, an unlisted BDC that primarily invests in first lien healthcare cash flow loans and life science loans, and SLR Private Credit BDC II LLC, an unlisted BDC focused on first lien senior secured floating rate loans. As of February 21, 2025, Messrs. Gross and Spohler beneficially owned, either directly or indirectly, approximately 8.3% of our outstanding common stock.
Mr. Gross has over 30 years of experience in the private equity, distressed debt and mezzanine (i.e., actually or structurally subordinated) lending businesses and has been involved in originating, structuring, negotiating, consummating and managing private equity, distressed debt and mezzanine lending transactions. Prior to his current role as our Chairman,
Co-Chief
Executive Officer and President, Mr. Gross founded Apollo Investment Corporation, a publicly traded BDC. He served as its chairman from February 2004 to July 2006 and its chief executive officer from February 2004 to February 2006. Under his management, Apollo Investment Corporation raised approximately $930 million in gross proceeds in an initial public offering in April 2004, built a dedicated investment team and infrastructure and invested approximately $2.3 billion in over 65 companies in conjunction with 50 different private equity sponsors. Mr. Gross was also a founder and a former senior partner of Apollo Global Management, a leading private equity firm. During his tenure at Apollo Global Management, Mr. Gross was a member of the investment committee that was responsible for overseeing more than $13 billion of investments in over 150 companies.
Mr. Gross has served on the boards of directors of more than 20 public and private companies. As a result, Mr. Gross has developed an extensive network of private equity sponsor relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys and accountants that we believe should provide us with significant business opportunities.
We also rely on the over 30 years of experience of Mr. Spohler, who has served as our Chief Operating Officer and a managing partner of SLR Capital Partners since its inception and as
Co-Chief
Executive Officer since June 2019. Previously, Mr. Spohler was a managing director and a former co-head
of U.S. Leveraged Finance for CIBC World Markets. He held numerous senior roles at CIBC World Markets, including serving on the U.S. Management Committee, Global Executive Committee and the Deals Committee, which approves all of CIBC World Markets’ U.S. corporate finance debt capital decisions. During Mr. Spohler’s tenure, he was responsible for senior loan, high yield and mezzanine origination and execution, as well as CIBC World Markets’ below investment grade loan portfolio in the United States. As a co-head
of U.S. Leveraged Finance, Mr. Spohler oversaw over 300 capital raising and merger and acquisition transactions, comprising over $40 billion in market capitalization.
SLR Capital Partners’ senior investment professionals have been active participants in the primary and secondary leveraged credit markets throughout their careers. They have effectively managed portfolios of senior secured loans, distressed and mezzanine debt as well as other investment types. The depth of their prior experience and credit market expertise has led them through various stages of the economic cycle as well as several market disruptions.
The principal business address of SLR Capital Partners is 500 Park Avenue, New York, NY 10022.
Market Opportunity
We invest directly and indirectly in leveraged middle-market companies, including in senior secured loans, and to a lesser extent, unsecured loans and equity securities. We believe that the size of this market, coupled with leveraged companies’ need for flexible sources of capital at attractive terms and rates, creates an attractive investment environment for us. See “Business - Market Opportunity” in Part I, Item 1 of our most recent Annual Report on Form
10-K.
We believe that market opportunities include, but are not limited to, the following:

•
Middle-market companies continue to face increasing difficulty in accessing the capital markets
. While many middle-market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult in recent years as institutional investors have sought to invest in larger, more liquid offerings. In addition, many private finance companies that historically financed their lending and investing activities through securitization transactions have lost that source of funding and reduced lending significantly. Moreover, consolidation of lenders and market participants and the illiquid nature of investments have resulted in fewer middle-market lenders and market participants.

•
There is a large pool of uninvested private equity capital likely to seek additional capital to support their investments
. We believe there is more than $500 billion of uninvested private equity capital seeking debt financing to support acquisitions.

•
The significant amount of debt maturing through 2025 should provide additional demand for capital
. A high volume of financings are expected to mature through 2025. We believe that this supply of prospective lending opportunities coupled with a lack of available credit in the middle-market lending space may offer attractive risk-adjusted returns to investors. Risk-adjusted return compares returns against the amount of risk incurred. The term “risk-adjusted return” does not imply that an investment is no risk or low risk.

•
Investing in private middle-market debt provides an attractive risk reward profile
. In general, terms for illiquid, middle-market subordinated debt have been more attractive than those for larger corporations which are typically more liquid. We believe this is because fewer institutions are able to invest in illiquid asset classes.

Therefore, we believe that there is an attractive opportunity to invest in leveraged middle-market companies, including in senior secured loans, unitranche loans and, to a lesser extent, unsecured loans and equity securities, and that we are well positioned to serve this market.
Competitive Advantages and Strategy
We believe that we have the following competitive advantages over other providers of financing to leveraged companies:
Management Experience
As managing partner, Mr. Gross has principal management responsibility for SLR Capital Partners, to which he currently dedicates substantially all of his time. Mr. Gross has over 30 years of experience in leveraged finance, private equity and distressed debt investing. Mr. Spohler, our
Co-Chief
Executive Officer, Chief Operating Officer and a partner of SLR Capital Partners, has over 30 years of experience in evaluating and executing leveraged finance transactions.
Investment Capacity
The proceeds from our public offerings and the Concurrent Private Placement, the borrowing capacities under the senior secured credit facility led by Citibank, N.A. (the “Credit Facility”) and the SUNS SPV LLC senior secured credit facility (the “SPV Credit Facility”), our $85 million of unsecured notes due 2025 (the “2025 Unsecured Notes”), our $75 million of unsecured notes due 2026 (the “2026 Unsecured Notes”), our $50 million of unsecured senior notes due 2027 (the “2027 Unsecured Notes”), our $135 million of unsecured notes due 2027 (the “2027 Series F Unsecured Notes”), our $49 million of unsecured notes due 2027 (the “2027 Series G Unsecured Notes”), our $50 million of unsecured notes due 2028 (the “2028 Unsecured Notes”), the available capital at our significant subsidiaries and the expected repayments of existing portfolio company investments provide us with a substantial amount of capital available for deployment into new investment opportunities. We believe we are well positioned for the current marketplace.
SLRC’s Limited Leverage
As of December 31, 2024, we had total outstanding borrowings of approximately $1.0 billion. Under the provisions of the 1940 Act, we are permitted to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. As of December 31, 2024, our asset coverage ratio was 195.4%. We believe our relatively low level of leverage provides us with a competitive advantage as proceeds from our investments are available for reinvestment as opposed to being consumed by debt repayment. We may increase our relative level of debt in the future. However, we do not currently anticipate operating with a substantial amount of debt relative to our total assets.
Proprietary Sourcing and Origination
We believe that SLR Capital Partners’ senior investment professionals’ longstanding relationships with financial sponsors, commercial and investment banks, management teams and other financial intermediaries provide us with a strong pipeline of proprietary origination opportunities. We expect to continue leveraging the relationships Mr. Gross established while sourcing and originating investments at Apollo Investment Corporation as well as the financial sponsor relationships Mr. Spohler developed while he was a co-head
of CIBC World Markets’ U.S. Leveraged Finance Group.
Versatile Transaction Structuring and Flexibility of Capital
We believe SLR Capital Partners’ senior investment team’s broad experience and ability to draw upon its extensive experience enable us to identify, assess and structure investments successfully across all levels of a company’s capital structure and to manage potential risk and return at all stages of the economic cycle. The attempt to manage risk does not imply low risk or no risk. While we are subject to significant regulation as a BDC, we are not subject to many of the regulatory limitations that govern traditional lending institutions such as banks. As a result, we believe that we can be more flexible than such lending institutions in selecting and structuring investments, adjusting investment criteria, transaction structures and, in some cases, the types of securities in which we invest.
Emphasis on Achieving Strong Risk-Adjusted Returns
SLR Capital Partners uses a structured investment and risk management process that emphasizes research and analysis. SLR Capital Partners seeks to build our portfolio on a
“bottom-up”
basis, choosing and sizing individual positions based on their relative risk/reward profiles as a function of the associated downside risk, volatility, correlation with the existing portfolio and liquidity. At the same time, SLR Capital Partners takes into consideration a variety of factors in managing our portfolio and imposes portfolio-based risk constraints promoting a more diverse portfolio of investments and limiting issuer and industry concentration. We do not pursue short-term origination targets. We believe this approach enables us to build an attractive investment portfolio that meets our return and value criteria over the long term. We believe it is critical to conduct extensive due diligence on investment targets. In evaluating new investments, we, through SLR Capital Partners, conduct a rigorous due diligence process.
Dedication of Resources to Industries with Substantial Information Flow
We dedicate our investing resources to industries characterized by strong cash flow and in which SLR Capital Partners’ investment professionals have deep investment experience. As a result of their investment experience, Messrs. Gross and Spohler, together with SLR Capital Partners’ other senior investment professionals, have long-term relationships with management consultants and management teams in the industries we target, as well as substantial information concerning those industries.
Longer Investment Horizon
Unlike private equity and venture capital funds, we will not be subject to standard periodic capital return requirements. Such requirements typically stipulate that the capital of these funds, together with any capital gains on such invested funds, can only be invested once and must be returned to investors after a pre-agreed
time period. We believe that our flexibility to make investments with a long-term view and without the capital return requirements of traditional private investment vehicles provides us with the opportunity to generate favorable returns relative to the risks of our invested capital and enables us to be a better long-term partner for our portfolio companies.
Operating and Regulatory Structure
As a BDC, we are required to meet regulatory tests, including the requirement to invest at least 70% of our total assets in “qualifying assets.” Qualifying assets generally include, among other things, securities of “eligible portfolio companies.” “Eligible portfolio companies” generally include U.S. companies that are not investment companies and that do not have securities listed on a national exchange. See “Business—Business Development Company Regulations” in Part 1, Item 1 of our most recent Annual Report on Form
10-K.
We may also borrow funds to make investments. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Our investment activities are managed by SLR Capital Partners and supervised by our board of directors. SLR Capital Partners is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended. Under our third amended and restated investment advisory and management agreement (the “Investment Advisory and Management Agreement”), we have agreed to pay SLR Capital Partners an annual base management fee based on our gross assets as well as an incentive fee based on our performance. On April 1, 2022, in connection with the consummation of the Merger, we entered into a letter agreement (the “Letter Agreement”) pursuant to which SLR Capital Partners voluntarily agreed to a permanent 25 basis point reduction of the annual base management fee rate payable by us to SLR Capital Partners pursuant to the Investment Advisory and Management Agreement. See “Business—Investment Advisory Fees” in Part I, Item 1 of our most recent Annual Report on Form
10-K.
We have also entered into an administration agreement (the “Administration Agreement”) under which we have agreed to reimburse SLR Capital Management for the allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. See “Business—SLR Capital Management” in Part I, Item 1 of our most recent Annual Report on Form
10-K.
Risk Factors
An investment in our common stock involves risk, including the risk of leverage and the risk that our operating policies and strategies may change without prior notice to our stockholders or prior stockholder approval. These and other risks are described in the section titled “Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form
10-K,
as well as in any of our subsequent filings with the Securities and Exchange Commission (the “SEC”).

THE OFFERING

Issuer	SLR Investment Corp.

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $150,000,000.

Common Stock Outstanding as of February 27, 2025	54,554,634 shares.

Use of Proceeds	We intend to use the net proceeds from this offering primarily for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We may also use a portion of the net proceeds from the sale of shares of our common stock sold in this offering for other general corporate purposes, including to temporarily repay indebtedness (which will be subject to reborrowing), including under our Credit Facility, and other working capital requirements. See Note 7 to the Notes to Consolidated Financial Statements appearing in our most recent Annual Report on Form 10-K for the interest rates relating to our outstanding indebtedness. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. However, we can offer no assurance that we will be able to deploy all of the proceeds raised from this continuous offering immediately. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of the investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments and, accordingly, may result in lower distributions, if any, during such period. See “Use of Proceeds” in this prospectus supplement.

Manner of Offering	“At-the-market” offering that may be made from time to time through the Agents using commercially reasonable efforts. See “Plan of Distribution.”

Distributions	To the extent that we have income available, we intend to distribute quarterly distributions to our stockholders. The amount of our distributions, if any, will be determined by our board of directors. Any distributions to our stockholders will be declared out of assets legally available for distribution. The specific tax characteristics of our distributions will be reported to stockholders after the end of each calendar year. We may issue preferred stock from time to time, although we have no immediate intention to do so. If we issue shares of preferred stock, holders of such preferred stock will be entitled to receive cash distributions at an annual rate that will be fixed or will vary for the successive distribution periods for each series. In general, the distribution periods for fixed rate preferred stock will be quarterly.

Taxation	We have elected to be treated for U.S. federal income tax purposes, and intend to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay U.S. corporate-level federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. To continue to maintain our RIC tax treatment, we must meet specified source-of-income
and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” in Part II, Item 5 of our most recent Annual Report on Form
10-K
and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” in our most recent Annual Report on Form
10-K
incorporated by reference herein, in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NASDAQ Global Select Market Symbol	“SLRC”

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement contains a reference to fees or expenses paid by “you”, “SLRC”, or “us” or that “we”, “SLRC”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	1.50	% (1)
Offering expenses borne by us (as a percentage of offering price)	0.20	% (2)
Dividend reinvestment plan expenses (per sales transaction fee)	—	(3)

Total stockholder transaction expenses (as a percentage of offering price)	1.70%

Annual exp en ses (as a percentage of net assets attri bu table to common stock) (4) :
Base management fee	3.16	% (5)
Incentive fees payable under the Investment Advisory and Management Agreement (up to 20%)	2.41	% (6)
Interest payments on borrowed funds	7.20	% (7)
Acquired fund fees and expenses	0.58	% (8)
Other expenses (estimated)	0.94	% (9)

Total annual expenses	14.29	% (10)

(1)
Represents the maximum commission with respect to the shares of our common stock being sold in this offering, which we will pay to the Agents in connection with sales of shares of our common stock effected by the Agents under the equity distribution agreement.

(2)
The percentage reflects estimated offering expenses of approximately $300,000 for the estimated duration of this offering and assumes we sell all $150,000,000 of common stock available under the equity distribution agreements pursuant to this prospectus supplement and the accompanying prospectus. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

(3)	The expenses of the dividend reinvestment plan are included in “other expenses.”
(4)	Annual expenses are presented in this manner because common stockholders will bear all costs of running the Company.
(5)
Our 1.50% base management fee under the Investment Advisory and Management Agreement (giving effect to the Letter Agreement) is based on our gross assets, which is defined as all the assets of SLRC, excluding temporary assets, including those acquired using borrowings for investment purposes, and assumes our gross assets remain consistent with gross assets for the fiscal year ended December 31, 2024. The base management fee is reduced to 1.00% on gross assets that exceed 200% of total net assets as of the immediately preceding quarter.

(6)	Assumes that annual incentive fees earned by the Investment Adviser remain consistent with the gross incentive fees earned by the Investment Adviser during the fiscal year ended December 31, 2024.
The first part, which is payable quarterly in arrears, equals 20% of the excess, if any, of our
“Pre-Incentive
Fee Net Investment Income” that exceeds a 1.75% quarterly (7.00% annualized) hurdle rate, which we refer to as the Hurdle, subject to a
“catch-up”
provision measured at the end of each calendar quarter. The first part of the incentive fee is computed and paid on income that may include interest that is accrued but not yet received in cash. The operation of the first part of the incentive fee for each quarter is as follows:

•	no incentive fee is payable to our investment adviser in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the Hurdle of 1.75%;

•
100% of our
Pre-Incentive
Fee Net Investment Income with respect to that portion of such
Pre-Incentive
Fee Net Investment Income, if any, that exceeds the Hurdle but is less than 2.1875% in any calendar quarter (8.75% annualized) is payable to our investment adviser. We refer to this portion of our
Pre-Incentive
Fee Net Investment Income (which exceeds the Hurdle but is less than 2.1875%) as the
“catch-up.”
The
“catch-up”
is meant to provide our investment adviser with 20% of our
Pre-Incentive
Fee Net Investment Income, as if a Hurdle did not apply when our
Pre-Incentive
Fee Net Investment Income exceeds 2.1875% in any calendar quarter; and

•
20% of the amount of our
Pre-Incentive
Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to our investment adviser (once the Hurdle is reached and the catch-up
is achieved, 20% of all
Pre-Incentive
Fee Investment Income thereafter is allocated to our investment adviser).

The second part of the incentive fee equals 20% of our “Incentive Fee Capital Gains,” if any, which equals our realized capital gains on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. The second part of the incentive fee is payable, in arrears, at the end of each calendar year (or upon termination of the Investment Advisory and Management Agreement, as of the termination date).

(7)
We have historically and will in the future borrow funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. The costs associated with our outstanding borrowings are indirectly borne by our investors. For purposes of this section, we have computed interest expense using the average consolidated balance outstanding for borrowings during the fiscal year ended December 31, 2024. We used SOFR or a similar base rate on December 31, 2024 and the interest rate on the Credit Facility, the SPV Credit Facility, the 2027 Series G Unsecured Notes, the 2027 Series F Unsecured Notes, the 2027 Unsecured Notes, the 2026 Unsecured Notes and the 2025 Unsecured Notes on December 31, 2024. We have also included, as applicable, the estimated market discount or amortization of fees incurred in establishing the Credit Facility, the SPV Credit Facility, the 2027 Series G Unsecured Notes, the 2027 Series F Unsecured Notes, the 2027 Unsecured Notes, the 2026 Unsecured Notes and the 2025 Unsecured Notes as of December 31, 2024. Additionally, we included the estimated cost of commitment fees for unused balances on the Credit Facility and the SPV Credit Facility. As of December 31, 2024, we had $482.0 million outstanding under the Credit Facility, $165.1 million outstanding under the SPV Credit Facility and $49 million, $135 million, $50 million, $75 million and $85 million outstanding under the 2027 Series G Unsecured Notes, the 2027 Series F Unsecured Notes, the 2027 Unsecured Notes, the 2026 Unsecured Notes and the 2025 Unsecured Notes, respectively. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act, although we have no immediate intention to do so. Our 2028 Unsecured Notes have been excluded from the above computations as the issuance of such notes occurred after December 31, 2024.

(8)
The holders of shares of our common stock indirectly bear the expenses of our investment in SLR Senior Lending Program LLC (“SSLP”). No management fee is charged on our investments in SSLP in connection with the administrative services provided to SSLP. Future expenses for SSLP may be substantially higher or lower because certain expenses may fluctuate over time.

(9)
“Other expenses” are based on estimated amounts for the current fiscal year, which considers the amounts incurred for the fiscal year ended December 31, 2024 and includes our overhead expenses, including payments under our Administration Agreement based on our allocable portion of overhead and other expenses incurred by SLR Capital Management in performing its obligations under the Administration Agreement.

(10)	The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

Example
The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock through this offering. In calculating the following expense amounts, we have assumed an offering at a sales price per share of common stock equal to our NAV as of December 31, 2024 of $18.20 and that our borrowings and annual operating expenses would remain at the levels set forth in the table above, including a sales load of 1.50%, and have excluded performance-based incentive fees. See Note 7 above for additional information regarding certain assumptions regarding our level of leverage. As such, the below example is based on an annual expense ratio of 11.88%.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$134	$344	$526	$882
The example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory and Management Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. This illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$144	$368	$558	$917
In addition, while the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the distribution payment date, which may be at, above or below net asset value unless the Company makes open market purchases and the shares received will be determined based on the average price paid by our agent, plus commissions.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risk factors below, and the risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on
Form 10-K,
as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that could adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our net asset value and the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.
Management will have broad discretion as to the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
Our management will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You may not agree with our management’s decisions, and our use of the proceeds may not yield any return on your investment. If we fail to apply the net proceeds from this offering effectively or in a timely manner, we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any free writing prospectus contain, or may contain, and any documents incorporated by reference herein or therein may contain, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about SLRC, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements
.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and any documents incorporated by reference herein and therein, involve risks and uncertainties, including statements as to:

•	our future operating results, including our ability to achieve objectives;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the impact of any protracted decline in the liquidity of credit markets on our business;

•	the ability of our portfolio companies to achieve their objectives;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of the Investment Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Investment Adviser to attract and retain highly talented professionals;

•	the ability of the Investment Adviser to adequately allocate investment opportunities among us and its other advisory clients;

•	any conflicts of interest posed by the structure of the management fee and incentive fee to be paid to the Investment Adviser;

•
changes in political, economic or industry conditions, relations between the United States, Russia, Ukraine and other nations, the interest rate environment, certain regional bank failures or conditions affecting the financial and capital markets;

•	the escalating conflict in the Middle East;

•	changes in the general economy, slowing economy, rising inflation, risk of recession and risks in respect of a failure to increase the U.S. debt ceiling; and

•
our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chains and operations.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•	a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;

•
currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•
the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form
10-K
for the year ended December 31, 2024 and in our other filings with the SEC that we make from time to time and elsewhere contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement and any free writing prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents we incorporate by reference herein and therein, should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our Annual Report on
Form 10-K,
in Part II, Item 1A of our Quarterly Reports on Form
10-Q
and elsewhere in this prospectus supplement, the accompanying prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference herein and therein. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus supplement, the accompanying prospectus and any free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including any Annual Reports on Form
10-K,
Quarterly Reports on Form
10-Q
and Current Reports on Form
8-K.
These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be an
“at-the-market”
offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than the amount set forth in this paragraph depending on, among other things, the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Agents’ commission, will not be less than the NAV per share of our common stock at the time of such sale. The Investment Adviser may from time to time, in its sole discretion, pay some or all of the Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then-current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by us. If we sell shares of our common stock with an aggregate offering price of $150,000,000, we anticipate that our net proceeds, after deducting the assumed maximum commissions payable to the Agents and estimated expenses payable by us, will be approximately $147,450,000.
We intend to use the net proceeds from this offering primarily for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus. We may also use a portion of the net proceeds from the sale of shares of our common stock sold in this offering for other general corporate purposes, including to temporarily repay indebtedness (which will be subject to reborrowing), including under our Credit Facility, and other working capital requirements. The Credit Facility matures on August 19, 2029. See Note 7 to the Notes to Consolidated Financial Statements appearing in our most recent Annual Report on Form 10-K for the interest rates relating to our outstanding indebtedness. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. However, we can offer no assurance that we will be able to deploy all of the proceeds raised from this continuous offering immediately. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of the investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments and, accordingly, may result in lower distributions, if any, during such period.
An affiliate of Citizens JMP Securities, LLC serves as a lender under the Credit Facility. Additionally, Sumitomo Mitsui Banking Corporation, a lender under the Credit Facility, owns in excess of 10% of Jefferies Financial Group Inc., which is the parent of Jefferies LLC. Accordingly, affiliates of certain of the Agents may receive a portion of the net proceeds of this offering to the extent such proceeds are used to temporarily repay outstanding indebtedness under the Credit Facility.

PLAN OF DISTRIBUTION
Raymond James & Associates, Inc., Citizens JMP Securities, LLC and Jefferies LLC are acting as our sales agents in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Upon written instructions from us, each Agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell, as our sales agent, shares of our common stock under the terms and subject to the conditions set forth in our equity distribution agreement with the Agents dated February 28, 2025. We will instruct the respective Agent as to the amount of common stock to be sold by it. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Agents’ commission, will not be less than the NAV per share of our common stock at the time of such sale. The Investment Adviser may from time to time, in its sole discretion, pay some or all of the Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then-current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by us. We or the Agents may suspend the offering of shares of common stock upon proper notice and subject to other conditions.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be an
“at-the-market”
offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
The Agents will provide written confirmation of a sale to us no later than the opening of the trading day on the NASDAQ Global Select Market following each trading day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Agents in connection with the sales.
The Agents will be entitled to receive a commission from us equal to up to 1.50% of the gross sales price per share from such sale. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the equity distribution agreement, will be approximately $300,000. In addition to the commission payable to the Agents, we have agreed to reimburse the Agents for their reasonable out-of-pocket
expenses, including fees and disbursements of counsel, incurred by the Agents in connection with this offering; provided that such reimbursements shall not exceed $125,000 in connection with the initial launch of this offering and $15,000 per calendar quarter during the term of the equity distribution agreement for fees and expenses of counsel to the Agents incurred in connection with quarterly updates for this offering.
Settlement for sales of shares of common stock will occur on the first trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the Agents as principal for their own accounts at a price agreed upon at the time of sale. The Agents may offer the common stock sold to them as principals from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with the applicable Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement to the extent required by law.
We will report at least quarterly the number of shares of our common stock sold through the Agents under the equity distribution agreement and the net proceeds to us.

In connection with the sale of the common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of the dollar amount of common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by us in our sole discretion under the circumstances specified in the equity distribution agreement by giving notice to the Agents. In addition, each Agent may terminate the equity distribution agreement under the circumstances specified in the equity distribution agreement by giving notice to us.
The Agents and their respective affiliates from time to time provide, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates, for which they have received and may receive fees, commissions and other customary compensation. In addition, the Agents and/or their respective affiliates may from time to time refer investment banking clients to us as potential portfolio investments. If we invest in those clients, we may indirectly utilize net proceeds from this offering to fund such investments, and the referring Agent or its affiliate may receive placement fees from its client in connection with such financing, which placement fees may be paid out of the amount funded by us.
The Agents or their respective affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own respective accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, any of our portfolio companies or our affiliates.
After the date of this prospectus supplement, the Agents and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the Agents and their respective affiliates in the ordinary course of their respective business and not in connection with the offering of our common stock in the at-the-market
offering under this prospectus supplement and the accompanying prospectus. In addition, the Agents or their respective affiliates may develop analyses or opinions related to us or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our stockholders or any other persons.
In the course of their business, the Agents and their respective affiliates may actively trade our common stock for their own accounts or for the accounts of their customers, and, accordingly, the Sales Agents and their respective affiliates may at any time hold long or short positions in our common stock.
An affiliate of Citizens JMP Securities, LLC serves as a lender under the Credit Facility. Additionally, Sumitomo Mitsui Banking Corporation, a lender under the Credit Facility, owns in excess of 10% of Jefferies Financial Group Inc., which is the parent of Jefferies LLC. Proceeds of the sale of shares of our common stock pursuant to this offering may be used to temporarily repay indebtedness (which will be subject to reborrowing), including under our Credit Facility. Accordingly, affiliates of certain of the Agents may receive a portion of the net proceeds of this offering to the extent such proceeds are used to temporarily repay outstanding indebtedness under the Credit Facility.
The principal business address of Raymond James & Associates, Inc. is 880 Carillon Parkway, Tower 3, St. Petersburg, Florida 33716. The principal business address of Citizens JMP Securities, LLC is 450 Park Avenue, 5
th
Floor, New York, New York 10022. The principal business address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Katten Muchin Rosenman LLP, Washington, DC, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the Agents by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP is an independent registered public accounting firm and is located in New York, New York. The consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and the effectiveness of the Company’s internal control over financial reporting, have been audited by KPMG LLP, and have been incorporated by reference herein in reliance upon the reports of KPMG LLP given upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are allowed to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement, until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K
or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.
This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•
the description of our common stock contained in Exhibit 4.4 of our Annual Report on Form
10-K
for the year ended December 31, 2021, which updated the description thereof in our Registration Statement on Form 8-A (File
No. 001-34629),
as filed with the SEC on February 9, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information” in this prospectus supplement. You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:
SLR Investment Corp.
500 Park Avenue
New York, NY 10022
(212)
993-1670
IRTeam@slrcp.com
You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein, is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or those documents.

AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form
N-2
that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement and the documents incorporated by reference herein and therein as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available at https://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following
e-mail
address: publicinfo@sec.gov. This information will also be available free of charge by contacting us at SLR Investment Corp., 500 Park Avenue, New York, NY 10022, by telephone at (212)
993-1670,
on our website at https://slrinvestmentcorp.com or by sending an
e-mail
to us at IRTeam@slrcp.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$1,000,000,000

SLR Investment Corp.

Common Stock

Preferred Stock

Debt Securities

Subscription Rights

Warrants

We are an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest directly and indirectly in leveraged middle-market companies primarily in the form of senior secured loans, financing leases, and to a lesser extent, unsecured loans and traditional equity securities. Securities rated below investment grade, including the investments we target, are speculative and are often referred to as “leveraged loans,” “high yield” or “junk” securities, and may be considered “high risk” compared to debt instruments that are rated investment grade.

We are managed by SLR Capital Partners, LLC. SLR Capital Management, LLC provides the administrative services necessary for us to operate.

We may offer, from time to time, in one or more offerings or series, up to $1,000,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities.” The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

In the event we offer common stock, the offering price per share of our common stock less any underwriting commissions or discounts will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders, or (c) under such other circumstances as the Securities and Exchange Commission (“SEC”) may permit.

The securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SLRC.” On April 12, 2024, the last reported sales price on the NASDAQ Global Select Market for our common stock was $14.83 per share.

This prospectus describes some of the general terms that may apply to an offering of our securities that a prospective investor ought to know before investing. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read and retain for future reference this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference herein or therein, before buying any of the securities being offered. We are required to file annual, quarterly and current reports, proxy statements and other information about us with the SEC, which we incorporate by reference herein. See “Incorporation of Certain Information by Reference.” You may obtain this information or make stockholder inquiries by written or oral request and free of charge by contacting us by mail at 500 Park Avenue, New York, NY 10022, by telephone at (212) 993-1670, on our website at https://www.slrinvestmentcorp.com or by sending an email to us at IRTeam@slrcp.com. The SEC also maintains a website at https://www.sec.gov that contains such information. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus or any accompanying prospectus supplement.

An investment in our common stock is very risky and highly speculative. Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page 17 of this prospectus, in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus to read about factors you should consider, including the risk of leverage, before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

April 17, 2024

You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. You must not rely upon any information or representation not contained in this prospectus, any such prospectus supplements or free writing prospectuses as if we had authorized it. This prospectus, any such prospectus supplements or free writing prospectuses do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such prospectus supplements or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer, from time to time, in one or more offerings or series, up to $1,000,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities on the terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information By Reference,” “Summary” and “Risk Factors” in this prospectus.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.

SUMMARY

The following summary contains basic information about offerings pursuant to this prospectus. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the caption “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, and the information set forth under the caption “Available Information” in this prospectus.

We were formed in February 2007 as Solar Capital LLC, a Maryland limited liability company, and commenced operations in March 2007, after conducting a private placement of units of membership interest (“units”), with initial capital of $1.2 billion of which 47.04% was funded by affiliated parties. On February 9, 2010, Solar Capital LLC was merged with and into SLR Investment Corp. (f/k/a Solar Capital Ltd.), a Maryland corporation, concurrent with the pricing of our initial public offering, leaving SLR Investment Corp. as the surviving entity. On April 1, 2022, we acquired SLR Senior Investment Corp., a Maryland corporation (“SUNS”), pursuant to an Agreement and Plan of Merger, dated as of December 1, 2021 (the “Merger Agreement”), whereby SUNS merged with and into us, with us continuing as the surviving company (the “Merger”). Except where the context suggests otherwise, the terms “we,” “us,” “our”, the “Company” and “SLR Investment” refer to SLR Investment Corp. In addition, the term “SLR Capital Partners” refers to SLR Capital Partners, LLC and the term “SLR Capital Management” refers to SLR Capital Management, LLC.

In this prospectus, we use the term “leveraged” to refer to companies of any size with non-investment grade debt outstanding or, if not explicitly rated, those which we believe would be rated as non-investment grade based on their leverage levels and other terms. In addition, we use the term “middle-market” to refer to companies with annual revenues typically between $50 million and $1 billion. We also use the term “unitranche” to refer to debt instruments that combine both senior and subordinated debt into one debt instrument. Unitranche debt instruments typically pay a higher rate of interest than traditional senior debt instruments, but also pose greater risk associated with a lesser amount of asset coverage.

SLR Investment Corp.

SLR Investment Corp., a Maryland corporation, is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Furthermore, as the Company is an investment company, it continues to apply the guidance in the Financial Accounting Standard Board Accounting Standards Codification Topic 946. In addition, for U.S. federal income tax purposes, we have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

In February 2010, we completed our initial public offering and concurrent private offering of shares of our common stock to our senior management team (the “Concurrent Private Placement”).

We invest primarily in privately held U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest directly and indirectly in leveraged middle-market companies primarily in the form of senior secured loans, financing leases, and to a lesser extent, unsecured loans and traditional equity securities. We define “middle-market” to refer to companies with annual revenues typically between $50 million and $1 billion.

From time to time, we may also invest directly in the debt and equity of public companies, some of which could be thinly traded and such investments will not be limited to any minimum or maximum market capitalization. In addition, we may invest in foreign markets, including emerging markets. Our business is focused primarily on the direct origination of investments through portfolio companies or their financial sponsors. Our investments generally range between $5 million and $100 million each, although we expect that this investment size will vary proportionately with the size of our capital base and/or with strategic initiatives.

In addition, we may invest a portion of our portfolio in other types of investments, which we refer to as “opportunistic investments,” which are not our primary focus but are intended to enhance our overall returns. These investments may include, but are not limited to, direct investments in public companies that are not thinly traded and securities of leveraged companies located in select countries outside of the United States. The securities that we invest in are typically rated below investment grade. Securities rated below investment grade are often referred to as “leveraged loans,” “high yield” or “junk” securities, and may be considered “high risk” compared to debt instruments that are rated investment grade. In addition, some of our debt investments will not fully amortize during their lifetime, which means that a borrower may be unable to payoff its debt due to bankruptcy or other reasons and therefore we may write-off such debt investment prior to its scheduled maturity. Upon such an occurrence, we may realize a loss or a substantial amount of unpaid principal and interest due upon maturity.

Our investment activities are managed by SLR Capital Partners and supervised by our board of directors, a majority of whom are non-interested directors, as such term is defined in the 1940 Act. SLR Capital Management provides the administrative services necessary for us to operate.

On April 1, 2022, we acquired SUNS pursuant to the Merger Agreement, whereby SUNS merged with and into us, with us continuing as the surviving company. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of SUNS’s common stock was converted into the right to receive 0.7796 shares of our common stock (with SUNS’s stockholders receiving cash in lieu of fractional shares of our common stock). As a result of the Merger, we issued an aggregate of 12,511,825 shares of our common stock to former SUNS stockholders.

As of December 31, 2023, our investment portfolio totaled $2.2 billion and our net asset value was $986.6 million. Our portfolio was comprised of debt and equity investments in 151 portfolio companies.

About SLR Capital Partners

SLR Capital Partners, our investment adviser, is controlled and led by Michael S. Gross, our Chairman, Co-Chief Executive Officer and President, and Bruce Spohler, our Co-Chief Executive Officer and Chief Operating Officer. They are supported by a team of investment professionals. SLR Capital Partners’ investment team has extensive experience in leveraged lending and private equity, as well as significant contacts with financial sponsors.

In addition, SLR Capital Partners currently serves as investment adviser to private funds and managed accounts as well as to SCP Private Credit Income BDC LLC, an unlisted BDC that primarily invests in first lien loans to upper middle-market private leveraged companies, SLR HC BDC LLC, an unlisted BDC that primarily invests in first lien healthcare cash flow loans and life science loans, and SLR Private Credit BDC II LLC, an unlisted BDC focused on first lien senior secured floating rate loans. As of April 12, 2024, Messrs. Gross and Spohler beneficially owned, either directly or indirectly, approximately 8.3% of our outstanding common stock.

Mr. Gross has over 30 years of experience in private equity, distressed debt and mezzanine (i.e., actually or structurally subordinated) lending businesses and has been involved in originating, structuring, negotiating, consummating and managing private equity, distressed debt and mezzanine lending transactions. Prior to his current role as our Chairman, Co-Chief Executive Officer and President, Mr. Gross founded Apollo Investment Corporation, a publicly traded BDC. He served as its chairman from February 2004 to July 2006 and its chief executive officer from February 2004 to February 2006. Under his management, Apollo Investment Corporation raised approximately $930 million in gross proceeds in an initial public offering in April 2004, built a dedicated investment team and infrastructure and invested approximately $2.3 billion in over 65 companies in conjunction with 50 different private equity sponsors. Mr. Gross was also a founder and a former senior partner of Apollo Global Management, a leading private equity firm. During his tenure at Apollo Global Management, Mr. Gross was a member of the investment committee that was responsible for overseeing more than $13 billion of investments in over 150 companies.

Mr. Gross has served on the boards of directors of more than 20 public and private companies. As a result, Mr. Gross has developed an extensive network of private equity sponsor relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys and accountants that we believe should provide us with significant business opportunities.

We also rely on the over 30 years of experience of Mr. Spohler, who has served as our Chief Operating Officer and a managing partner of SLR Capital Partners since its inception and as Co-Chief Executive Officer since June 2019. Previously, Mr. Spohler was a managing director and a former co-head of U.S. Leveraged Finance for CIBC World Markets. He held numerous senior roles at CIBC World Markets, including serving on the U.S. Management Committee, Global Executive Committee and the Deals Committee, which approves all of CIBC World Markets’ U.S. corporate finance debt capital decisions. During Mr. Spohler’s tenure, he was responsible for senior loan, high yield and mezzanine origination and execution, as well as CIBC World Markets’ below investment grade loan portfolio in the United States. As a co-head of U.S. Leveraged Finance, Mr. Spohler oversaw over 300 capital raising and merger and acquisition transactions, comprising over $40 billion in market capitalization.

SLR Capital Partners’ senior investment professionals have been active participants in the primary and secondary leveraged credit markets throughout their careers. They have effectively managed portfolios of senior secured loans, distressed and mezzanine debt as well as other investment types. The depth of their prior experience and credit market expertise has led them through various stages of the economic cycle as well as several market disruptions.

The principal business address of SLR Capital Partners is 500 Park Avenue, New York, NY 10022.

Market Opportunity

SLR Investment invests directly and indirectly in leveraged middle-market companies, including in senior secured loans, financing leases, and to a lesser extent, unsecured loans and traditional equity securities. We believe that the size of this market, coupled with leveraged companies’ need for flexible sources of capital at attractive terms and rates, creates an attractive investment environment for us. See “Business — Market Opportunity” in Part I, Item 1 of our most recent Annual Report on Form 10-K.

•

Middle-market companies continue to face increasing difficulty in accessing the capital markets. While many middle-market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult in recent years as institutional investors have sought to invest in larger, more liquid offerings. In addition, many private finance companies that historically financed their lending and investing activities through securitization transactions have lost that source of funding and reduced lending significantly. Moreover, consolidation of lenders and market participants and the illiquid nature of investments have resulted in fewer middle-market lenders and market participants.

•

There is a large pool of uninvested private equity capital likely to seek additional capital to support their investments. We believe there is more than $500 billion of uninvested private equity capital seeking debt financing to support acquisitions.

•

The significant amount of debt maturing through 2025 should provide additional demand for capital. A high volume of financings are expected to mature over the next few years. We believe that this supply of prospective lending opportunities coupled with a lack of available credit in the middle-market lending space may offer attractive risk-adjusted returns to investors. Risk-adjusted return compares returns against the amount of risk incurred. The term “risk-adjusted return” does not imply that an investment is no risk or low risk.

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Investing in private middle-market debt provides an attractive risk reward profile. In general, terms for illiquid, middle-market subordinated debt have been more attractive than those for larger corporations which are typically more liquid. We believe this is because fewer institutions are able to invest in illiquid asset classes.

Therefore, we believe that there is an attractive opportunity to invest in leveraged middle-market companies, including in senior secured loans, unitranche loans, and to a lesser extent, unsecured loans and equity securities, and that we are well positioned to serve this market.

Competitive Advantages and Strategy

We believe that we have the following competitive advantages over other providers of financing to leveraged companies. See “Business — Competitive Advantages and Strategy” in Part I, Item 1 of our most recent Annual Report on Form 10-K.

Management Experience

As managing partner, Mr. Gross has principal management responsibility for SLR Capital Partners, to which he currently dedicates substantially all of his time. Mr. Gross has over 30 years of experience in leveraged finance, private equity and distressed debt investing. Mr. Spohler, our Co-Chief Executive Officer, Chief Operating Officer and a partner of SLR Capital Partners, has over 30 years of experience in evaluating and executing leveraged finance transactions.

Investment Capacity

The proceeds from our public offerings and the Concurrent Private Placement, the borrowing capacities under the senior secured credit facility led by Citibank, N.A., the SUNS SPV LLC senior secured credit facility, our $125 million of unsecured notes due 2024, our $85 million of unsecured notes due 2025, our $75 million of unsecured notes due 2026, our $50 million of unsecured senior notes due 2027, our $135 million of unsecured notes due 2027, the available capital at our significant subsidiaries and the expected repayments of existing portfolio company investments provide us with a substantial amount of capital available for deployment into new investment opportunities. We believe we are well positioned for the current marketplace.

SLR Investment’s Limited Leverage

As of December 31, 2023, we had total outstanding borrowings of approximately $1.2 billion. Under the provisions of the 1940 Act, we are permitted to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. As of December 31, 2023, our asset coverage ratio was 183.4%. We believe our relatively low level of leverage provides us with a competitive advantage as proceeds from our investments are available for reinvestment as opposed to being consumed by debt repayment. We may increase our relative level of debt in the future. However, we do not currently anticipate operating with a substantial amount of debt relative to our total assets.

Proprietary Sourcing and Origination

We believe that SLR Capital Partners’ senior investment professionals’ longstanding relationships with financial sponsors, commercial and investment banks, management teams and other financial intermediaries provide us with a strong pipeline of proprietary origination opportunities. We expect to continue leveraging the relationships Mr. Gross established while sourcing and originating investments at Apollo Investment Corporation as well as the financial sponsor relationships Mr. Spohler developed while he was a co-head of CIBC World Markets’ U.S. Leveraged Finance Group.

Versatile Transaction Structuring and Flexibility of Capital

We believe SLR Capital Partners’ senior investment team’s broad experience and ability to draw upon its extensive experience enable us to identify, assess and structure investments successfully across all levels of a company’s capital structure and to manage potential risk and return at all stages of the economic cycle. The attempt to manage risk does not imply low risk or no risk. While we are subject to significant regulation as a BDC, we are not subject to many of the regulatory limitations that govern traditional lending institutions, such as banks. As a result, we believe that we can be more flexible than such lending institutions in selecting and structuring investments and adjusting investment criteria, transaction structures and, in some cases, the types of securities in which we invest.

Emphasis on Achieving Strong Risk-Adjusted Returns

SLR Capital Partners uses a structured investment and risk management process that emphasizes research and analysis. SLR Capital Partners seeks to build our portfolio on a “bottom-up” basis, choosing and sizing individual positions based on their relative risk/reward profiles as a function of the associated downside risk, volatility, correlation with the existing portfolio and liquidity. At the same time, SLR Capital Partners takes into consideration a variety of factors in managing our portfolio and imposes portfolio-based risk constraints promoting a more diverse portfolio of investments and limiting issuer and industry concentration. We do not pursue short-term origination targets. We believe this approach enables us to build an attractive investment portfolio that meets our return and value criteria over the long term. We believe it is critical to conduct extensive due diligence on investment targets. In evaluating new investments, we, through SLR Capital Partners, conduct a rigorous due diligence process.

Dedication of Resources to Industries with Substantial Information Flow

We dedicate our investing resources to industries characterized by strong cash flow and in which SLR Capital Partners’ investment professionals have deep investment experience. As a result of their investment experience, Messrs. Gross and Spohler, together with SLR Capital Partners’ other senior investment professionals, have long-term relationships with management consultants and management teams in the industries we target, as well as substantial information concerning those industries.

Longer Investment Horizon

Unlike private equity and venture capital funds, we will not be subject to standard periodic capital return requirements. Such requirements typically stipulate that the capital of these funds, together with any capital gains on such invested funds, can only be invested once and must be returned to investors after a pre-agreed time period. We believe that our flexibility to make investments with a long-term view and without the capital return requirements of traditional private investment vehicles provides us with the opportunity to generate favorable returns relative to the risks of our invested capital and enables us to be a better long-term partner for our portfolio companies.

Summary Risk Factors

The value of our assets, as well as the market price of shares of our common stock, will fluctuate. Our investments may be risky, and you may lose all or part of your investment in us. Investing in SLR Investment involves other risks, including the following:

Risks Relating to Our Investments

•	We operate in a highly competitive market for investment opportunities.

•	Our investments are very risky and highly speculative.

•	The lack of liquidity in our investments may make it difficult for us to dispose of our investments at a favorable price, which may adversely affect our ability to meet our investment objectives.

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Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies performs poorly or defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	Economic sanction laws in the United States and other jurisdictions may prohibit us and our affiliates from transacting with certain countries, individuals and companies.

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If we cannot obtain additional capital because of either regulatory or market price constraints, we could be forced to curtail or cease our new lending and investment activities, our net asset value could decrease and our level of distributions and liquidity could be affected adversely.

•	We may suffer a loss if a portfolio company defaults on a loan and the underlying collateral is not sufficient.

•	Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

•	We may be exposed to higher risks with respect to our investments that include original issue discount or paid-in-kind (“PIK”) interest.

Risks Relating to an Investment in Our Securities

•	Our shares may trade at a substantial discount from net asset value and may continue to do so over the long term.

•	Our common stock price may be volatile and may decrease substantially.

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Our business and operation could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of investment strategy and impact our stock price.

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If the current period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in our equity securities may not receive distributions consistent with historical levels or at all or that our distributions may not grow over time and a portion of our distributions may be a return of capital.

•	Due to disruptions in the economy, we may reduce or defer our dividends and choose to incur U.S. federal excise tax in order to preserve cash and maintain flexibility.

•	We may choose to pay distributions in our own common stock, in which case our stockholders may be required to pay U.S. federal income taxes in excess of the cash distributions they receive.

•	Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

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The net asset value per share of our common stock may be diluted if we issue or sell shares of our common stock at prices below the then current net asset value per share of our common stock or securities to subscribe for, or convertible into, shares of our common stock.

•	To the extent we use debt or preferred stock to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

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Our stock repurchase program could affect the price of our common stock and increase volatility and may be suspended or terminated at any time, which may result in a decrease in the trading price of our common stock.

Risks Relating to Our Business and Structure

•	We are dependent upon SLR Capital Partners’ key personnel for our future success.

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Our business model depends to a significant extent upon strong referral relationships with financial sponsors, and the inability of the senior investment professionals of SLR Capital Partners to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

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Our financial condition and results of operations will depend on SLR Capital Partners’ ability to manage our future growth effectively by identifying, investing in and monitoring companies that meet our investment criteria.

•	We may need to raise additional capital to grow because we must distribute most of our income.

•	Any failure on our part to maintain our status as a BDC would reduce our operating flexibility and we may be limited in our investment choices as a BDC.

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Regulations governing our operation as a BDC affect our ability to, and the way in which we will, raise additional capital. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

•	We have and will continue to borrow money, which would magnify the potential for loss on amounts invested and may increase the risk of investing in us.

•	It is likely that the terms of any current or future long-term or revolving credit or warehouse facility we may enter into in the future could constrain our ability to grow our business.

•	There will be uncertainty as to the value of our portfolio investments, which may impact our net asset value.

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There are significant potential conflicts of interest, including SLR Capital Partners’ management of other investment funds such as SCP Private Credit Income BDC LLC, SLR HC BDC LLC, and SLR Private Credit BDC II LLC, which could impact our investment returns, and an investment in SLR Investment Corp. is not an investment in SCP Private Credit Income BDC LLC, SLR HC BDC LLC, or SLR Private Credit BDC II LLC.

•	We may be obligated to pay our investment adviser incentive compensation even if we incur a loss.

•	Our incentive fee may induce SLR Capital Partners to pursue speculative investments to increase its incentive fee.

•	We may become subject to corporate-level U.S. federal income tax if we are unable to qualify and maintain our qualification for tax treatment as a RIC under Subchapter M of the Code.

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The failure in cybersecurity systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

•	Our business is subject to increasingly complex corporate governance, public disclosure and accounting requirements that could adversely affect our business and financial results.

See “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and the other information included in this prospectus, any applicable prospectus supplement or any free writing prospectus for additional discussion of factors you should carefully consider before deciding to invest in our securities.

Operating and Regulatory Structure

As a BDC, we are required to meet regulatory tests, including the requirement to invest at least 70% of our total assets in “qualifying assets.” Qualifying assets generally include, among other things, securities of “eligible portfolio companies.” “Eligible portfolio companies” generally include U.S. companies that are not investment companies and that do not have securities listed on a national exchange. See “Business — Business Development Company Regulations” in Part 1, Item 1 of our most recent Annual Report on Form 10-K. We may also borrow funds to make investments. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Our investment activities are managed by SLR Capital Partners and supervised by our board of directors. SLR Capital Partners is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended. Under our third amended and restated investment advisory and management agreement (the “Investment Advisory and Management Agreement”), we have agreed to pay SLR Capital Partners an annual base management fee based on our gross assets as well as an incentive fee based on our performance. On April 1, 2022, in connection with the consummation of the Merger, we entered into a letter agreement (the “Letter Agreement”) pursuant to which SLR Capital Partners voluntarily agreed to a permanent 25 basis point reduction of the annual base management fee rate payable by us to SLR Capital Partners pursuant to the Investment Advisory and Management Agreement. See “Business — Investment Advisory Fees” in Part I, Item 1 of our most recent Annual Report on Form 10-K. We have also entered into an administration agreement (the “Administration Agreement”) under which we have agreed to reimburse SLR Capital Management for the allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. See “Business — SLR Capital Management” in Part I, Item 1 of our most recent Annual Report on Form 10-K.

Our Corporate Information

Our offices are located at 500 Park Avenue, New York, New York 10022, and our telephone number is (212) 993-1670.

Offerings

We may offer, from time to time, in one or more offerings or series, up to $1,000,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. We, however, do not have any current intent to issue subscription rights, preferred stock, or warrants in the next twelve months following the effectiveness of this prospectus. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders, or (c) under such other circumstances as the SEC may permit.

Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current net asset value per share in one or more public offerings of our common stock. In such an approval, our stockholders may not specify a maximum discount below net asset value at which we are able to issue our common stock. Any offering of our common stock that requires stockholder approval must occur, if at all, within one year after receiving such stockholder approval. However, any such issuance of shares of our common stock below net asset value will be dilutive to the net asset value of our common stock. See “Risk Factors — Risks Relating to an Investment in Our Securities” in Part I, Item 1A of our most recent Annual Report on Form 10-K and “Sales of Common Stock Below Net Asset Value” in this prospectus.

The securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Set forth below is additional information regarding offerings of our securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which includes, among other things, (a) investing in portfolio companies in accordance with our investment objective and strategies and market conditions and (b) repaying indebtedness. Each supplement to this prospectus or free writing prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds” in this prospectus.

NASDAQ Global Select Market Symbol	“SLRC”

Distributions	To the extent that we have income available, we intend to distribute quarterly distributions to our stockholders. The amount of our distributions, if any, will be determined by our board of directors. Any distributions to our stockholders will be declared out of assets legally available for distribution. The specific tax characteristics of our distributions will be reported to stockholders after the end of each calendar year. We may issue preferred stock from time to time, although we have no immediate intention to do so. If we issue shares of preferred stock, holders of such preferred stock will be entitled to receive cash distributions at an annual rate that will be fixed or will vary for the successive distribution periods for each series. In general, the distribution periods for fixed rate preferred stock will be quarterly.

Taxation	We have elected to be treated for U.S. federal income tax purposes, and intend to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay U.S. corporate-level federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. To continue to maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” in Part II, Item 5 of our most recent Annual Report on Form 10-K and “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Leverage	We have historically and will in the future borrow funds to make investments. As a result, we will be exposed to the risks of leverage, which may be considered a speculative investment technique. The use of leverage magnifies the potential for loss on amounts invested and therefore increases the risks associated with investing in our securities. In addition, the costs associated with our borrowings, including any increase in the management fee payable to our investment adviser, SLR Capital Partners, will be borne by our common stockholders.

Investment Advisory Fees	We pay SLR Capital Partners a fee for its services under the Investment Advisory and Management Agreement consisting of two components — a base management fee and an incentive fee. On April 1, 2022, in connection with the consummation of the Merger, we entered into the Letter Agreement pursuant to which SLR Capital Partners voluntarily agreed to a permanent 25 basis point reduction of the annual base management fee rate payable by us to SLR Capital Partners pursuant to the Investment Advisory and Management Agreement. Following the Letter Agreement, the base management fee is now determined by taking the average value of our gross assets at the end of the two most recently completed calendar quarters calculated at an annual rate of 1.50% on gross assets up to 200% of the Company’s total net assets as of the immediately preceding quarter end and 1.00% on gross assets that exceed 200% of the Company’s total net assets as of the immediately preceding quarter end. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of our “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory and Management Agreement) in an amount equal to 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. See “Business — Investment Advisory Fees” in Part I, Item 1 of our most recent Annual Report on Form 10-K.

Administration Agreement	We reimburse SLR Capital Management for the allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. In addition, we reimburse SLR Capital Management for the fees and expenses associated with performing compliance functions, and our allocable portion of the compensation of our chief compliance officer and our chief financial officer and their respective staffs. See “Business — SLR Capital Management” in Part I, Item 1 of our most recent Annual Report on Form 10-K.

Trading	Ticker: SLRC; Shares of closed-end investment companies frequently trade at a discount to their net asset value. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value.

License Agreement	We have entered into a license agreement with SLR Capital Partners, pursuant to which SLR Capital Partners has agreed to grant us a non-exclusive license to use the licensed marks “SLR” and “SOLAR”. See “License Agreement” in this prospectus.

Dividend Reinvestment Plan

We have adopted an “opt out” dividend reinvestment plan. If your shares of common stock are registered in your own name, your distributions will automatically be reinvested under our dividend reinvestment plan in additional whole and fractional shares of common stock, unless you “opt out” of our dividend reinvestment plan so as to receive cash dividends by delivering a written notice to our plan administrator. If your shares are held in the name of a broker or other nominee, you should contact the broker or nominee for details regarding opting out of our dividend reinvestment plan. Stockholders who receive distributions in the form of stock will be subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash. See “Dividend Reinvestment Plan” in this prospectus.

Certain Takeover Defense Measures	Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These takeover defense provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price for our common stock. See “Description of Our Capital Stock” in this prospectus.

Available Information	We are required to file periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at https://www.sec.gov. This information is also available free of charge by contacting us at SLR Investment Corp., 500 Park Avenue, New York, NY 10022, by telephone at (212) 993-1670, on our website at https://slrinvestmentcorp.com, or by sending an email to us at IRTeam@slrcp.com.

Incorporation of Certain Information By Reference	This prospectus is part of a registration statement that we have filed with the SEC. In accordance with the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to documents containing such information. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES

The information in the section entitled “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Fees and Expenses” in Part II, Item 5 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

FINANCIAL HIGHLIGHTS

Information regarding our financial highlights as of and for the years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The financial data as of and for the years ended December 31, 2023, 2022, 2021, 2020 and 2019 is incorporated by reference from Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which have been audited by KPMG LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or any accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial data as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 is incorporated by reference from “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and is unaudited. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus, any documents incorporated by reference in this prospectus or any accompanying prospectus supplement, or our most recent Annual Report on Form 10-K filed with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and discussed in the section titled “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of our most recent Quarterly Report on Form 10-Q and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with any offering made pursuant to this prospectus. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our net asset value and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement, free writing prospectus, and any documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus, may contain, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about SLR Investment, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement, free writing prospectus, and any documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus involve risks and uncertainties, including statements as to:

•	our future operating results, including our ability to achieve objectives;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the impact of any protracted decline in the liquidity of credit markets on our business;

•	the ability of our portfolio companies to achieve their objectives;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of SLR Capital Partners to locate suitable investments for us and to monitor and administer our investments;

•	the ability of SLR Capital Partners to attract and retain highly talented professionals;

•	the ability of SLR Capital Partners to adequately allocate investment opportunities among us and its other advisory clients;

•	any conflicts of interest posed by the structure of the management fee and incentive fee paid to SLR Capital Partners;

•

changes in political, economic or industry conditions, relations between the United States, Russia, Ukraine and other nations, the interest rate environment, certain regional bank failures or conditions affecting the financial and capital markets;

•	the escalating conflict in the Middle East;

•	changes in the general economy, slowing economy, rising inflation, risk of recession and risks in respect of a failure to increase the U.S. debt ceiling; and

•

our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chains and operations.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ abilities to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•	a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•

the risks, uncertainties and other factors we identify in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in our other filings with the SEC that we make from time to time and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, any accompanying prospectus supplement, free writing prospectus, and any documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any accompanying prospectus supplement, free writing prospectus, and any documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus, and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, any prospectus supplement or any free writing prospectus, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include investing in debt or equity securities consistent with our investment objective, repayment of outstanding indebtedness, acquisitions and other general corporate purposes. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. Any supplement to this prospectus or free writing prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

We estimate that it will take three to six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities and market conditions. However, we can offer no assurance that we will be able to achieve this goal. We expect that it may take more than three months to invest all of the proceeds of any offering made pursuant to this prospectus, in part because investments in private companies often require substantial prior research and due diligence.

Pending such uses, we will invest the net proceeds primarily in cash, cash equivalents, and U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period. See “Business — Business Development Company Regulations” in Part I, Item 1 of our most recent Annual Report on Form 10-K for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective. The management fee payable by us to SLR Capital Partners will not be reduced while our assets are invested in such securities.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SLRC”. The following table sets forth, for each fiscal quarter during the last two fiscal years, the net asset value (“NAV”) per share of our common stock, the high and low closing sales prices for our common stock, such sales prices as a percentage of NAV per share and distributions per share.

			Price Range		Premium or (Discount) of High Closing	Premium or (Discount) of Low Closing Price to	Declared
	NAV(1)		High	Low	Price to NAV(2)	NAV (2)	Distributions(3)
Fiscal 2024
Second Quarter (through April 12, 2024)	$	*	$15.17	$14.83	* %	* %	$—
First Quarter		*	15.76	14.76	*	*	$0.41
Fiscal 2023
Fourth Quarter		$18.09	$15.43	$14.14	(14.7)%	(21.8)%	$0.41
Third Quarter		18.06	15.60	14.22	(13.6)	(21.3)	0.41
Second Quarter		17.98	15.20	13.59	(15.5)	(24.4)	0.41
First Quarter		18.04	16.00	14.12	(11.3)	(21.7)	0.41
Fiscal 2022
Fourth Quarter		$18.33	$15.03	$12.50	(18.0)%	(31.8)%	$0.41
Third Quarter		18.37	15.76	12.32	(14.2)	(32.9)	0.41
Second Quarter		18.53	18.19	14.17	(1.8)	(23.5)	0.41
First Quarter		19.56	19.26	17.68	(1.5)	(9.6)	0.41

(1)

NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing price divided by NAV and subtracting 1.
(3)	Represents the cash distribution for the specified quarter.
*	Not determinable at the time of filing.

On April 12, 2024, the last reported sales price of our common stock was $14.83 per share. As of April 12, 2024, we had 20 stockholders of record.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term is separate and distinct from the risk that our net asset value will decrease. Since our IPO on February 9, 2010, our shares of common stock have traded at both a discount and a premium to the net assets attributable to those shares. As of April 12, 2024, our shares of common stock traded at a discount equal to approximately 18.0% of the net assets attributable to those shares based upon our net asset value as of December 31, 2023 (the last date prior to the date of this prospectus on which we determined our net asset value per share). It is not possible to predict whether the shares offered hereby will trade at, above, or below net asset value.

The information in the section entitled “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Common Stock” in Part II, Item 5 of our most recent Annual Report on Form 10-K and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Distributions” in Part II, Item 7 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information included in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

SENIOR SECURITIES

Information about our senior securities as of the fiscal years ended December 31, 2014 to 2023 is located in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Senior Securities” in Part II, Item 7 of our most recent Annual Report on Form 10-K, and is incorporated by reference herein. The report of our independent registered public accounting firm on the senior securities table as of December 31, 2023 is included in our most recent Annual Report on Form 10-K, filed on February 27, 2024, and is incorporated by reference into the registration statement of which this prospectus is a part.

BUSINESS

The information in the section entitled “Business” in Part I, Item 1, “Properties” in Part I, Item 2 and “Legal Proceedings” in Part I, Item 3 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PORTFOLIO COMPANIES

The following table sets forth certain information as of December 31, 2023 for each portfolio company in which we had a debt or equity investment. The general terms of our debt and equity investments are described in “Business — Investments” in Part I, Item 1 of our most recent Annual Report on Form 10-K. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance we may provide upon request and the board observer or participation rights we may receive in connection with our investment. All information required by Item 8.6 of Form N-2 is reflected in the table below except for the amount, terms and value of investments, which are listed in the schedule of investments included in our consolidated financial statements for the year ended December 31, 2023, which are included in “Financial Statements and Supplementary Data” in Part II, Item 8 of our most recent Annual Report on Form 10-K and incorporated by reference herein.

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
A&A Crane and Rigging, LLC 900 Housatonic Ave Bridgeport, CT 06604	Commercial Services & Supplies	Equipment financing

Accession Risk Management Group, Inc. 160 Federal St - 4th Floor Boston, MA 02110	Insurance	Senior secured loan

Aegis Toxicology Sciences Corporation 515 Great Circle Road Nashville, TN 37228	Health Care Providers & Services	Senior secured loan

Aero Operating LLC 165 Cantiague Rock Road Westbury, NY 11590-2826	Commercial Services & Supplies	Equipment financing

AFG Dallas III, LLC 1450 Lee Wagener Blvd Ft. Lauderdale, FL 33315	Diversified Consumer Services	Equipment financing

Air Methods Corporation 5500 S Quebec St Greenwood Village, CO 80111	Airlines	Equipment financing

Alimera Sciences, Inc. 6120 Windward Parkway, Suite 290 Alpharetta, GA 30005	Pharmaceuticals	Senior secured loan

Alkeme Intermediary Holdings, LLC 111 Corporate Dr., Suite 200 Ladera Ranch, CA 92694	Insurance	Senior secured loan

All States AG Parts, LLC E1140 State Rd 170 Downing, WI 54734	Trading Companies & Distributors	Senior secured loan

AmeraMex International, Inc. 3930 Esplanade Chico, CA 95973	Commercial Services & Supplies	Equipment financing

AMF Levered II, LLC 390 RXR Plaza Uniondale, NY 11556	Diversified Financial Services	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Arcutis Biotherapeutics, Inc. 3027 Townsgate Road, Suite 300 Westlake Village, CA 91361	Pharmaceuticals	Senior secured loan

Ardelyx, Inc. 34175 Ardenwood Blvd, Suite 200 Freemont, CA 94555	Pharmaceuticals	Senior secured loan

Atria Wealth Solutions, Inc. 295 Madison Avenue, Suite 1407 New York, NY 10017	Diversified Financial Services	Senior secured loan

Assertio Holdings, Inc. 100 South Saunders Road, Suite 300 Lake Forest, IL 60045	Pharmaceuticals	Common Stock	<1%

aTyr Pharma, Inc. 3545 John Hopkins Court, Suite 250 San Diego, CA 92121	Pharmaceuticals	Warrants	<1%

Basic Fun, Inc. 301 Yamato Road, Suite 4200 Boca Raton, FL 33431	Specialty Retail	Senior secured loan

BayMark Health Services, Inc. 1720 Lakepointe Dr., Suite 117 Lewisville, TX 75057	Health Care Providers & Services	Senior secured loan

Bayside Opco, LLC c/o Golub Capital 200 Park Avenue New York, NY 10166	Healthcare Providers & Services	Senior secured loan

Bayside Parent, LLC c/o Golub Capital 200 Park Avenue New York, NY 10166	Healthcare Providers & Services	Senior secured loan, Common equity	6.5%

Bazzini, LLC 1035 Mill Road Allentown, PA 18106	Food & Staples Retailing	Equipment financing

BDG Media, Inc. 315 Park Avenue South, 11th Floor New York, NY 10010	Media	Senior secured loan

Boart Longyear Company 2455 South 3600 West West Valley City, UT 84119	Metals & Mining	Equipment financing

Bowman Energy Solutions, LLC 3083 IH 35 South Cotulla, TX 78014	Commercial Services & Supplies	Equipment financing

BridgeBio Pharma, Inc. 421 Kipling Street Palo Alto, CA 94301	Biotechnology	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
C-Port/Stone LLC P.O. Box 310 16201 E Main St Cut Off, LA 70345	Oil, Gas & Consumable Fuels	Equipment financing

Capital City Jet Center, Inc. 2000 Norton Rd Columbus, OH 43228	Airlines	Equipment financing

CardioFocus, Inc. 500 Nickerson Road, Suite 500-200 Marlborough, MA 01752	Health Care Equipment & Supplies	Warrants	<1%

Carolina’s Contracting, LLC 2688 Ebenezer Church Road Camden, SC 29020	Diversified Consumer Services	Equipment financing

CC SAG Holdings Corp. 30 Two Bridges Road Fairfield, NJ 07004	Diversified Consumer Services	Senior secured loan

Centrexion Therapeutics, Inc. 200 State Street, 6th Floor Boston, MA 02109	Pharmaceuticals	Warrants	<1%

Cerapedics, Inc. 11025 Dover Street, Suite 1600 Westminster, CO 80021	Biotechnology	Senior secured loan

CKD Holdings, LLC 5125 W 123rd Street Alsip, IL 60803	Road & Rail	Equipment financing

Clubcorp Holdings, Inc. 3030 LBJ Freeway, Suite 600 Dallas, TX 75234	Hotels, Restaurants & Leisure	Equipment financing

Conventus Orthopaedics, Inc. 10200 73rd Avenue North, Suite 122 Maple Grove, MN 55369	Health Care Equipment & Supplies	Warrants	<1%

Complete Equipment Rentals, LLC 1360 Ocean Ave Lakewood, NJ 08701	Commercial Services & Supplies	Equipment financing

Copper River Seafoods, Inc. 1118 East 5th Avenue Anchorage, AK 99501	Food Products	Senior secured loan

Crewline Buyer, Inc. 188 Spear St., Suite 1000 San Francisco, CA 94105	IT Services	Senior secured loan

CVAUSA Management, LLC 610 Sycamore Street, Suite 220 Celebration, FL 34747	Health Care Providers & Services	Senior secured loan

DeepIntent, Inc. 1450 Broadway, Floor 23 New York, NY 10018	Media	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Delphinus Medical Technologies, Inc. 46701 Commerce Center Drive Plymouth, MI 48170	Health Care Equipment & Supplies	Warrants	<1%

Dongwon Autopart Technology Inc. 12970 Montgomery Hwy Luverne, AL 36049-5260	Auto Components	Equipment financing

Double S Industrial Contractors, Inc. 4530 Hwy 69 N Lufkin, TX 75904	Commercial Services & Supplies	Equipment financing

Drillers Choice, Inc. 1849 Candy Lane SW, Suite B Marietta, GA 30008	Commercial Services & Supplies	Equipment financing

Energy Drilling Services, LLC 5918 Meridian Blvd, Suite 1 Brighton, MI 48116	Diversified Consumer Services	Equipment financing

Enhanced Permanent Capital, LLC 201 St. Charles Avenue, Suite 3400 New Orleans, LA 70170	Capital Markets	Senior secured loan

ENS Holdings III Corp., ES Opco USA, LLC 10800 Pecan Park Blvd, #300 Austin, TX 78750	Trading Companies & Distributors	Senior secured loan

Environmental Protection & Improvement Company LLC 451 North Cannon Ave Lansdale, PA 19446	Road & Rail	Equipment financing

Equipment Operating Leases LLC 501 Merritt Seven Norwalk, CT 06851	Multi-Sector Holdings	Equipment financing

Essence Group Holdings Corporation (Lumeris) 13900 Riverport Drive St. Louis, MO 63043	Health Care Technology	Warrants	<1%

Exactcare Parent, Inc. 8333 Rockside Road Valley View, OH 44125	Health Care Providers & Services	Senior secured loan

Extreme Steel Crane & Rigging, LLC 9705 Rider Road Warrenton, VA 20187	Commercial Services & Supplies	Equipment financing

Fertility (ITC) Investment, LLC 11425 El Camino Real San Diego, CA 92130	Health Care Providers & Services	Senior secured loan

FGI Worldwide LLC 410 Park Ave, Suite 920 New York, NY 10022	Diversified Financial Services	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
First American Commercial Bancorp, Inc 211 High Point Drive Victor, NY 14564	Diversified Financial Services	Equipment financing

First National Capital, LLC 1029 Highway 6 North, Suite 650-283 Houston TX 77079	Diversified Financial Services	Equipment financing

Foundation Consumer Brands, LLC 320 Park Avenue, 24th Floor New York, New York 10022	Personal Products	Senior secured loan

Georgia Jet, Inc. 530 Briscoe Blvd. Lawrenceville, GA 30045	Airlines	Equipment financing

Glooko, Inc. 411 High St Palo Alto, CA 94301	Health Care Technology	Senior secured loan

GMT Corporation 2112 Bremer Ave Waverly, IA 50677	Machinery	Equipment financing

GSM Acquisition Corp. 5250 Frye Rd Irving, TX 75061	Leisure Equipment & Products	Senior secured loan

Hawkeye Contracting Company, LLC 2117 Summit Square Place, Suite 180 Lexington, KY 40509	Construction & Engineering	Equipment financing

Higginbotham Insurance Agency, Inc 500 W. 13th Street Fort Worth, TX 76102	Insurance	Senior secured loan

HTI Logistics Corporation 1191 East Blue Lick Road Shepherdsville, KY 40165	Commercial Services & Supplies	Equipment financing

Human Interest Inc. 655 Montgomery St., Suite 1800 San Francisco, CA 94111	Internet Software & Services	Senior secured loan

iCIMS, Inc. 101 Crawfords Corner Road, Suite 3-100 Holmdel, NJ 07733	Software	Senior secured loan

International Automotive Components Group 27777 Franklin Road Southfield, MI 48034	Auto Components	Equipment financing

KBH Topco, LLC 150 North Field Drive, Suite 193 Lake Forest, IL 60045	Multi-Sector Holdings	Common equity	87.5%

Kaseya Inc. 701 Brickell Avenue, Suite 400 Miami, FL 33131	Software	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Kid Distro Holdings, LLC 34 3rd Ave, #183 New York, NY 10003	Software	Senior secured loan

Kingsbridge Holdings, LLC 150 N. Field Drive, Suite 193 Lake Forest, IL 60045	Multi-Sector Holdings	Senior secured loan

Kool Pak, LLC 4550 Kruse Way Lake Oswego, OR 97035	Road & Rail	Equipment financing

Loc Performance Products, LLC 13505 N. Haggerty Road Plymouth, MI 48170	Machinery	Equipment financing

Logix Holding Company, LLC 2950 N. Loop West, 8th Floor Houston, TX 77092	Communications Equipment	Senior secured loan

Loyer Capital LLC 501 Merritt Seven Norwalk, CT 06851	Multi-Sector Holdings	Equipment financing

Lux Credit Consultants, LLC 389 Empire Blvd Brooklyn, NY 11222	Road & Rail	Equipment financing

Luxury Asset Capital, LLC 4100 E Mississippi Avenue, Suite 1850 Denver, CO 80246	Thrifts & Mortgage Finance	Senior secured loan

LUX Vending, LLC 18302 Irvine Blvd, Suite 300 Tustin, CA 92870	Consumer Finance	Equipment financing

Maxor Acquisition, Inc. 320 South Polk Street, Suite 200 Amarillo, Texas 79101	Health Care Providers & Services	Senior secured loan

Meditrina, Inc. 1190 Saratoga Ave, Suite 180 San Jose, CA 95129	Health Care Providers & Services	Senior secured loan, warrants	<1%

Medrina, LLC 401 N Michigan Ave, Suite 1200 Chicago, IL 60611	Health Care Providers & Services	Senior secured loan

Miranda Logistics Enterprise, Inc. 2202 S Figueroa St., #437 Los Angeles, CA 90007	Construction & Engineering	Equipment financing

Mountain Air Helicopters, Inc. 14 Elaine Dr. Los Lunas, NM 87031	Commercial Services & Supplies	Equipment financing

Neuronetics, Inc. 3222 Phoenixville Pike Malvern, PA 19355	Health Care Equipment & Supplies	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Nimble Crane LLC 89 Timson Hill Road Newfane, VT 05345	Commercial Services & Supplies	Equipment financing

No Limit Construction Services, LLC 1020 W. Loop N, Suite 270 Houston, TX 77055	Commercial Services & Supplies	Equipment financing

NSPC Intermediate Corp. 11921 Rockville Pike, Suite 505 Rockville, MD 20852	Health Care Providers & Services	Senior secured loan

NSPC Holdings, LLC 11921 Rockville Pike, Suite 505 Rockville, MD 20852	Health Care Providers & Services	Common Equity	<1%

OmniGuide Holdings, Inc. 4 Maguire Road Lexington, MA 02421	Health Care Equipment & Supplies	Senior secured loan

One Touch Direct, LLC 4902 W Sligh Ave Tampa, FL 33634	Commercial Services & Supplies	Senior secured loan

ONS MSO, LLC 6 Greenwich Office Park Greenwich, CT 06831	Health Care Providers & Services	Senior secured loan

Orthopedic Care Partners Management, LLC 4500 Newberry Rd Gainesville, FL 32607	Health Care Providers & Services	Senior secured loan

Outset Medical, Inc. 3052 Orchard Drive San Jose, CA 95134	Health Care Equipment & Supplies	Senior secured loan

Ozzies, Inc. 7102 West Sherman St. Phoenix, AZ 85043	Commercial Services & Supplies	Equipment financing

PCX Aerostructures LLC 300 Fenn Road Newington, CT 06111	Aerospace & Defense	Equipment financing

Peter C. Foy & Associates Insurance Services, LLC 2500 W. Executive Parkway, Suite 200 Lehi, UT 84043	Insurance	Senior secured loan

Pinnacle Treatment Centers, Inc. 1317 Route 73, Suite 200 Mt. Laurel, NJ 08054	Health Care Providers & Services	Senior secured loan

Plastics Management, LLC 535 Sycamore Ave Shrewsbury, NJ 07702	Health Care Providers & Services	Senior secured loan

Rane Light Metal Castings, Inc. 232 Hopkinsville Rd Russellville, KY 42276	Machinery	Equipment financing

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Rango, Inc. 4215 E McDowell Rd Mesa, AZ 85215	Commercial Services & Supplies	Equipment financing

Rayzor’s Edge LLC 335 Sniffens Lane Stratford, CT 06615	Diversified Consumer Services	Equipment financing

Retina Midco, Inc. 550 Reserve Street, Suite 330 Southlake, TX 76092	Health Care Providers & Services	Senior secured loan

RH Land Construction, LLC & Harbor Dredging LA, Inc. 132 E Bagstill Street Arnaudville, LA 70512	Construction & Engineering	Equipment financing

Rotten Rock Hardscaping & Tree Service 185A Valley View Road North Conway, NH 03860	Diversified Consumer Services	Equipment financing

Royal Express Inc. 12125 Jef Drive Laredo, TX 78045	Road & Rail	Equipment financing

RD Holdco, Inc. 2201 West Plano Parkway, Suite 100 Plano, TX 75075	Diversified Consumer Services	Senior secured loan, common stock, class b common stock	26%

RQM+ Corp. 2790 Mosside Blvd., Suite 800 Monroeville, PA 15146	Life Sciences Tools & Services	Senior secured loan

Rutt Services, LLC 6263 Palomino Cir Port Orange, FL 32127	Commercial Services & Supplies	Equipment financing

RxSense Holdings, LLC 99 High Street, Suite 2800 Boston, MA 02110	Diversified Consumer Services	Senior secured loan

SCP Eye Care Holdco, LLC 5775 Glenridge Drive, Building B, Suite 500 Atlanta, GA 30328	Health Care Providers & Services	Senior secured loan

Senseonics Holdings, Inc. 20451 Seneca Meadows Parkway Germantown, MD 20876	Health Care Equipment & Supplies	Common stock	<1%

SHO Holding I Corp 666 5th Avenue, 36th Floor New York, NY 10103	Footwear	Senior secured loan

Signet Marine Corporation 1330 Post Oak Blvd, Suite 600 Houston, TX 77056	Transportation Infrastructure	Equipment financing

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
SLR-AMI Topco Blocker, LLC 500 Park Ave New York, NY 10022	Internet & Catalog Retail	Common equity	7.3%

SLR Business Credit 821 Alexander Road, Suite 130 Princeton, NJ 08540	Diversified Financial Services	Common equity	100%

SLR Credit Solutions (f/k/a Crystal Financial LLC) Two International Place, 17th Floor Boston, MA 02110	Diversified Financial Services	Common equity	100%

SLR Equipment Finance (f/k/a NEF Holdings LLC) 501 Merritt Seven, 6th Floor Norwalk, CT 06851	Multi-Sector Holdings	Equipment financing, equity interests	100%

SLR Healthcare ABL 1 International Plaza, Suite 220 Philadelphia, PA 19113	Diversified Financial Services	Common equity	93.1%

SLR Senior Lending Program LLC 500 Park Ave New York, NY 10022	Asset Management	Common equity	50.0%

Smiley Lifting Solutions, LLC 5326 W. Mohave St Phoenix, AZ 85043	Commercial Services & Supplies	Equipment financing

SOINT, LLC 500 Park Avenue New York, NY 10022	Aerospace & Defense	Preferred stock	100%

Southern Orthodontic Partners Management, LLC 2525 W End Ave, Suite 925 Nashville, TN 37203	Health Care Providers & Services	Senior secured loan

Spar Marketing Force, Inc. 1910 Opdyke Ct Auburn Hills, MI 48326	Media	Senior secured loan

ST Coaches, LLC 1302 S 8th Street Leesburg, FL 34748	Road & Rail	Equipment financing

Star Coaches Inc. 2051 Marietta Road Atlanta, GA 30318	Road & Rail	Equipment financing

Stryten Resources, LLC 3700 Mansell Rd, Suite 400 Alpharetta, GA, 30022	Auto Parts & Equipment	Senior secured loan

SunMed Group Holdings, LLC 2710 Northridge Drive NW Grand Rapids, MI 49544	Health Care Equipment & Supplies	Senior secured loan

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Superior Transportation, Inc. 1940 Hanahan Road North Charleston, SC 29405	Road & Rail	Equipment financing

TAUC Management, LLC 975 Hornet Drive Hazelwood, MO 63042	Health Care Providers & Services	Senior secured loan

The Smedley Company & Smedley Services, Inc. 40 Flax Mill Road Branford, CT 06405	Commercial Services & Supplies	Equipment financing

The Townsend Company, LLC 1015 W. Jackson Street Muncie, IN 47305	Commercial Services & Supplies	Senior secured loan

Tilley Distribution, Inc. 501 Chesapeake Park Plz Middle River, MD 21220	Trading Companies & Distributors	Senior secured loan

Trinity Equipment, Inc. 13052 Whittram Ave Rancho Cucamonga, CA 91739	Commercial Services & Supplies	Equipment financing

Trinity Equipment Rentals, Inc. 13052 Whittram Ave Rancho Cucamonga, CA 91739	Commercial Services & Supplies	Equipment financing

Ultimate Baked Goods Midco LLC 828 Kasota Ave. SE Minneapolis, MN 55414	Packaged Foods & Meats	Senior secured loan

United Digestive MSO Parent, LLC 1355 Peachtree Street NE, Suite 1600 Atlanta, GA 30309	Health Care Providers & Services	Senior secured loan

Urology Management Holdings, Inc. 500 East Broward Blvd, Suite 2150 Fort Lauderdale, FL 33394	Health Care Providers & Services	Senior secured loan

U.S. Crane & Rigging, LLC 155-157 Pilot St Bronx, NY 10464	Commercial Services & Supplies	Equipment financing

Up Trucking Services, LLC 1100 E Double E Drive Hidalgo, TX 78557	Road & Rail	Equipment financing

UVP Management, LLC 555 North 13th Ave Upland, CA 91786	Health Care Providers & Services	Senior secured loan

Vapotherm, Inc. 100 Domain Drive Exeter, NH 03833	Health Care Equipment & Supplies	Senior secured loan; warrants	1.7%

Venus Concept Ltd. 235 Yorkland Blvd., Suite 900 Toronto, ON M2J 4Y8 Canada	Health Care Equipment & Supplies	Warrants	<1%

Name and Address of Portfolio Company:	Industry	Type of Investment	% of Class Held
Vertos Medical, Inc. 95 Enterprise, #325 Alisa Viejo, CA 92656	Health Care Equipment & Supplies	Senior secured loan; warrants	<1%

Vessco Midco Holdings, LLC 8217 Upland Circle Chanhassen, MN 55317	Water Utilities	Senior secured loan

Waste Pro of Florida, Inc. 2101 W. State Road 434, Suite 315 Longwood, FL 32779	Commercial Services & Supplies	Equipment financing

WCI-BXC Purchaser, LLC 39 N Labombard Rd Lebanon, NH 03766	Distributors	Senior secured loan

West-NR Parent, Inc. 32110 Agoura Road Westlake Village, CA 91361	Insurance	Senior secured loan

Wind River Environmental, LLC 46 Lizotte Drive Marlborough, MA 78557	Diversified Consumer Services	Equipment financing

Womble Company, Inc. 12821 Industrial Road Houston, TX 77015	Energy Equipment & Services	Equipment financing

Worldwide Flight Services, Inc. JFK International Airport Building 151 East Hanger Road, Suite 361 Jamaica, NY 11430	Transportation Infrastructure	Equipment financing

Zamborelli Enterprises Pacific Southern Foundation 640 S. Coast Hwy, #3A Laguna Beach, CA 92629	Diversified Consumer Services	Equipment financing

To maintain our status as a BDC, we must invest a sufficient portion of our assets in “qualifying assets.” Specifically, qualifying assets must represent at least 70% of our total assets at the time of acquisition of any additional non-qualifying assets. In addition, if we fail to invest a sufficient portion of our assets in qualifying assets, we could be prevented from making follow-on investments in existing portfolio companies or could be required to dispose of investments at inappropriate times in order to comply with the 1940 Act. As of December 31, 2023, 26.6% of our total assets constituted non-qualifying assets, on a fair value basis.

Set forth below is a brief description of each portfolio company in which we have made an investment that represents 5% or greater of our total assets as of December 31, 2023.

SLR Credit Solutions

We invested in SLR Credit Solutions as an independent commercial finance company that provides primarily senior secured loans for both asset-based and cash flow financings to middle-market companies. Its team of experienced, responsive professionals has underwritten, closed and managed more than $20 billion in secured debt commitments across a wide range of industries. As of December 31, 2023, SLR Credit Solutions had 31 funded commitments to 26 different issuers with total funded loans of approximately $406.6 million on total assets of $438.4 million. SLR Credit Solutions’ competitors include other specialty finance companies and small banks. As with most finance companies, SLR Credit Solutions is exposed to interest rate risk, which it mostly mitigates by issuing loans with floating rates.

Kingsbridge Holdings, LLC

On November 3, 2020, the Company acquired 87.5% of Kingsbridge Holdings, LLC (“KBH”) through KBH Topco, LLC (“KBHT”), a Delaware limited liability company. KBH is a residual focused independent mid-ticket lessor of equipment primarily to U.S. investment grade companies. The Company invested $216.6 million to effect the transaction, of which $136.6 million was invested to acquire 87.5% of KBHT’s equity and $80.0 million in KBH’s debt. The existing management team of KBH committed to continue to lead KBH after the transaction. Post the transaction, the Company owns 87.5% of KBHT equity and the KBH management team owns the remaining 12.5% of KBHT’s equity. As of December 31, 2023, KBHT had total assets of $857.3 million.

MANAGEMENT

The information in the sections entitled “Business — Business Development Company Regulations” in Part I, Item 1, “Directors, Executive Officers and Corporate Governance” in Part III, Item 10, “Executive Compensation” in Part III, Item 11 and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Part III, Item 12 of our most recent Annual Report on Form 10-K and “Board Leadership Structure,” “Board’s Role in Risk Oversight” and “Committees of the Board of Directors” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

PORTFOLIO MANAGEMENT

The management of our investment portfolio is the responsibility of our investment adviser, SLR Capital Partners, and its investment committee, which is led by Messrs. Gross and Spohler. For more information regarding the business experience of Messrs. Gross and Spohler, see “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of our most recent Annual Report on Form 10-K. SLR Capital Partners’ investment committee must approve each new investment that we make. The members of SLR Capital Partners’ investment committee are not employed by us and receive no compensation from us in connection with their portfolio management activities. However, Messrs. Gross and Spohler, through their financial interests in SLR Capital Partners, will be entitled to a portion of any investment advisory fees paid by SLR Investment to SLR Capital Partners.

Investment Personnel

We consider Messrs. Gross and Spohler to be our portfolio managers. In addition to managing our investments, Messrs. Gross and Spohler supervise a team of highly experienced investment professionals who are involved in our management as well as manage investments for other pooled investment vehicles and separately managed accounts totaling more than $5.7 billion in total assets. The information in “Certain Relationships and Transactions” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

The table below shows the dollar range of shares of our common stock to be beneficially owned by each of our portfolio managers as of December 31, 2023.

Name of Portfolio Manager	Dollar Range of Equity Securities in SLR Investment(1)(2)
Michael S. Gross	Over $1 million
Bruce Spohler	Over $1 million

(1)	Dollar ranges are as follows: None, $1 — $10,000, $10,001 — $50,000, $50,001 — $100,000, $100,001 — $500,000; $500,001 — $1,000,000 or Over $1,000,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $15.03 on December 29, 2023 on the NASDAQ Global Select Market.

Other Accounts Managed

As of December 31, 2023, Messrs. Gross and Spohler managed, or were members of the management team for, the following client accounts (dollar figures in thousands):

		Number of Accounts	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Michael S. Gross	Registered Investment Companies	—	$—	—	$—
	Pooled Investment Vehicles Other Than Registered Investment Companies(1)	15	$5,593.8	15	$5,593.8
	Other Accounts	2	$193.8	1	$183.1
Bruce Spohler	Registered Investment Companies	—	$—	—	$—
	Pooled Investment Vehicles Other Than Registered Investment Companies(1)	15	$5,593.8	15	$5,593.8
	Other Accounts	2	$193.8	1	$183.1

(1)	Includes management investment companies that have elected to be regulated as business development companies under the 1940 Act.

Compensation

None of SLR Capital Partners’ investment professionals receive any direct compensation from us in connection with the management of our portfolio. Messrs. Gross and Spohler, through their financial interests in SLR Capital Partners, are entitled to a portion of any profits earned by SLR Capital Partners, which includes any fees payable to SLR Capital Partners under the terms of our Investment Advisory and Management Agreement, less expenses incurred by SLR Capital Partners in performing its services under our Investment Advisory and Management Agreement.

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

The information in the sections entitled “Business — Investment Advisory Fees” and “Business — Payment of Our Expenses” in Part I, Item 1 and “Certain Relationships and Related Transactions, and Director Independence” in Part III, Item 13 of our most recent Annual Report on Form 10-K and Note 3 to our consolidated financial statements in our most recent Annual Report on Form 10-K is incorporated herein by reference.

ADMINISTRATION AGREEMENT

The information in the sections entitled “Business — SLR Capital Management,” “Business — Staffing,” “Business — Investment Advisory Fees” and “Business — Business Development Company Regulations — Significant Managerial Assistance to Portfolio Companies” in Part I, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

LICENSE AGREEMENT

We have entered into the First Amended and Restated Trademark License Agreement with SLR Capital Partners pursuant to which SLR Capital Partners has agreed to grant us a non-exclusive, royalty-free license to use the licensed marks “SLR” and “SOLAR”. Under this agreement, we have a right to use the SLR and SOLAR names for so long as the Investment Advisory and Management Agreement with SLR Capital Partners is in effect. Other than with respect to this limited license, we have no legal right to the “SLR” or “SOLAR” names.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The information in the section entitled “Certain Relationships and Related Transactions, and Director Independence” in Part III, Item 13 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The information in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Part III, Item 12 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

REGULATION AS A BUSINESS DEVELOPMENT COMPANY

The information in the section entitled “Business — Business Development Company Regulations” in Part I, Item 1 of our most recent Annual Report on Form 10-K is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE

Quarterly Determinations

In December 2020, the SEC adopted Rule 2a-5 under the 1940 Act addressing fair valuation of fund investments. The rule sets forth requirements for good faith determinations of fair value, as well as for the performance of fair value determinations, including related oversight and reporting obligations. The rule also defines “readily available market quotations” for purposes of the definition of “value” under the 1940 Act, and the SEC noted that this definition will apply in all contexts under the 1940 Act. The Company complies with Rule 2a-5’s valuation requirements.

We determine the net asset value of our investment portfolio each quarter by subtracting our total liabilities from the fair value of our total assets.

We conduct the valuation of our assets, pursuant to which our net asset value shall be determined, at all times consistent with U.S. generally accepted accounting principles (“GAAP”) and the 1940 Act. Our board of directors will (1) periodically assess and manage valuation risks; (2) establish and apply fair value methodologies; (3) test fair value methodologies; (4) oversee and evaluate third-party pricing services, as applicable; (5) oversee the reporting required by Rule 2a-5 under the 1940 Act; and (6) maintain recordkeeping requirements under Rule 2a-5. It is anticipated that in respect of many of our assets, readily available market quotations will not be obtainable and that such assets will be valued at fair value. A market quotation is readily available for a security only when that quotation is a quoted price (unadjusted) in active markets for identical investments that we can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. If we anticipate using a market quotation for a security, we will also monitor for circumstances that may necessitate the use of fair value, such as significant events that may cause concern over the reliability of a market quotation.

Securities for which market quotations are readily available on an exchange shall be valued at such price as of the closing price on the day of valuation. We may also obtain quotes with respect to certain of our investments from pricing services or brokers or dealers in order to value assets. When doing so, we determine whether the quote obtained is sufficient according to GAAP to determine the fair value of the security. If determined adequate, we use the quote obtained.

Securities for which reliable market quotations are not readily available or for which the pricing source does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of SLR Capital Partners or our board of directors, does not represent fair value, shall each be valued in accordance with our valuation policy, which has been approved by our board of directors, as follows: (i) each portfolio company or investment is initially valued by the investment professionals of SLR Capital Partners responsible for the portfolio investment; (ii) preliminary valuation conclusions are documented and discussed with the senior management of SLR Capital Partners; (iii) independent third-party valuation firms engaged by, or on behalf of, the board of directors will conduct independent appraisals and review SLR Capital Partners’ preliminary valuations and make their own assessment for all material assets; (iv) the audit committee of the board of directors reviews the preliminary valuation recommendation of SLR Capital Partners and that of the independent valuation firm and responds to the valuation recommendation of the independent valuation firm, if any, to reflect any comments; and (v) the board of directors will discuss valuations and determine the fair value of each investment in our portfolio in good faith based on the input of SLR Capital Partners, the respective independent valuation firm, if any, and the audit committee. The valuation principles set forth above may be modified from time to time, in whole or in part, as determined by the board of directors in its sole discretion.

The recommendation of fair value will generally be based on the following factors, as relevant:

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments;

•	the portfolio company’s earnings and discounted cash flow;

•	the markets in which the issuer does business; and

•	comparisons to publicly traded securities.

Securities for which market quotations are not readily available or for which a pricing source is not sufficient may include, but are not limited to, the following:

•	private placements and restricted securities that do not have an active trading market;

•	securities whose trading has been suspended or for which market quotes are no longer available;

•	debt securities that have recently gone into default and for which there is no current market;

•	securities whose prices are stale;

•	securities affected by significant events; and

•	securities that SLR Capital Partners believes were priced incorrectly.

Determinations in Connection with Offerings

In connection with future offerings of shares of our common stock, to the extent we do not have stockholder approval to sell below our net asset value, our board of directors or an authorized committee thereof will be required to make a good faith determination that we are not selling shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made. Our board of directors or an authorized committee thereof will consider the following factors, among others, in making such determination:

•	the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•

our management’s assessment of whether any material change in the net asset value of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and

•

the magnitude of the difference between (i) a value that our board of directors or an authorized committee thereof has determined reflects the current (as of a time within 48 hours excluding Sundays and holidays) net asset value of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility that we may (i) issue shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock pursuant to this prospectus if the net asset value of our common stock fluctuates by certain amounts in certain circumstances until the prospectus is amended, our board of directors or an authorized committee thereof will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current net asset value, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the net asset value of our common stock to ensure that such undertaking has not been triggered.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash distribution, then our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions.

No action will be required on the part of a registered stockholder to have his or her cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than 10 days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

We may use newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to our net asset value per share. However, we reserve the right to purchase shares in the open market in connection with our implementation of the plan. If we declare a distribution to stockholders, the plan administrator may be instructed not to credit accounts with newly-issued shares and instead to buy shares in the market if (i) the price at which newly-issued shares are to be credited does not exceed 110% of the last determined net asset value of the shares; or (ii) we have advised the plan administrator that since such net asset value was last determined, we have become aware of events that indicate the possibility of a material change in per share net asset value as a result of which the net asset value of the shares on the payment date might be higher than the price at which the plan administrator would credit newly-issued shares to stockholders. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the valuation date for such distribution. Market price per share on that date will be the closing price for such shares on the national securities exchange on which our shares are then listed or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

There will be no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees under the plan will be paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of $15 plus a per share brokerage commission from the proceeds.

Stockholders who receive distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the amount of cash they would have received if they had elected to receive the distribution in cash, or the fair market value of the distributed shares if such shares have a fair market value equal to or greater than net asset value. Any stock received in a distribution will have a new holding period for U.S. federal income tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at 48 Wall Street, New York, NY 10005 or by phone at (800) 937-5449.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “U.S. Treasury regulations,” and administrative and judicial interpretations, each as in effect as of the date of this registration statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service or an opinion of counsel regarding any offering made pursuant to this prospectus. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets in which we do not currently intend to invest.

This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in a relevant prospectus supplement.

A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:

•

a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation or other entity taxable as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. stockholder” is a beneficial owner of shares of our common stock that is an individual, corporation, trust or estate and is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder who is a partner of a partnership holding shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

As a BDC, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a Regulated Investment Company

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and capital gain net income that we recognized in preceding years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). We currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement.

In order to maintain our qualification as a RIC for U.S. federal income tax purposes, we must, among other things:

•	at all times during each taxable year, have in effect an election to be treated as a BDC under the 1940 Act;

•

derive in each taxable year at least 90% of our gross income from (a) distributions, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or currencies, or other income derived with respect to our business of investing in such stock, securities or currencies and (b) net income derived from an interest in a “qualified publicly traded partnership;” and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets and more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) the securities of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of one or more “qualified publicly traded partnerships.”

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount

(such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Because we may use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources or are otherwise limited in our ability to make distributions, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and/or (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above. We will monitor our transactions and may make certain tax elections in order to mitigate the potential adverse effect of these provisions.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term will depend on how long we held a particular warrant. Upon the exercise of a warrant acquired by us, our tax basis in the stock purchased under the warrant will equal the sum of the amount paid for the warrant plus the strike price paid on the exercise of the warrant. Except as set forth below in “Failure to Qualify as a Regulated Investment Company,” the remainder of this discussion assumes we will qualify for tax treatment as a RIC for each taxable year.

Taxation of U.S. Stockholders

Distributions by us generally will be taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Distributions of our net capital gains (that is, the excess of our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains, regardless of the U.S. stockholder’s holding period for its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions of investment company taxable income that are reported by us as being derived from “qualified dividend income” will be taxed in the hands of non-corporate U.S. stockholders at the rates applicable to long-term capital gain, provided that holding period and other requirements are met by both the stockholders and us. Dividends distributed by us will generally not be attributable to qualified dividend income. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. For a summary of the tax rates applicable to capital gains, including capital gain dividends, see the discussion below.

Under the dividend reinvestment plan, if a U.S. stockholder owns shares of common stock registered in its own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. stockholder opts out of our dividend reinvestment plan by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless be taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount of cash they would have received if they had elected to receive the distribution in cash, or the fair market value of the distributed shares if such shares have a fair market value equal to or greater than net asset value. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Although we currently intend to distribute realized net capital gains (i.e., net realized long-term capital gains in excess of net realized short-term capital losses), if any, at least annually, we may in the future decide to retain some or all of our net capital gains, but to designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay corporate-level U.S. federal income tax on the retained amount, each U.S. stockholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit or refund equal to its allocable share of the corporate-level U.S. federal income tax we pay on the retained capital gain. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s cost basis for its common stock. Since we expect to pay U.S. federal income tax on any retained capital gains at our regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. stockholders on long-term capital gains, the amount of tax that non-corporate U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit or refund against the U.S. stockholder’s other U.S. federal income tax obligations. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our U.S. stockholders.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of distributions paid for that year, we may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder generally will still be treated as receiving the distribution in the taxable year in which the distribution is made. Also, any distribution declared by us in October, November, or December of any calendar year, payable to stockholders of record on a specified date in such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the distribution was declared.

You should consider the tax implications of buying common stock just prior to a distribution. Even if the price of the common stock includes the amount of the forthcoming distribution and the distribution economically represents a return of your investment, you will be taxed upon receipt of the distribution and will not be entitled to offset the distribution by the tax basis of your common stock.

You may recognize taxable gain or loss if you sell or exchange your common stock. The amount of the gain or loss will be measured by the difference between your adjusted tax basis in your common stock and the amount of the proceeds you receive in exchange for such stock. Any gain or loss arising from the sale or exchange of our common stock (or, in the case of distributions in excess of the sum of our current and accumulated earnings and profits and your tax basis in the stock, treated as arising from the sale or exchange of our common stock) generally will be a capital gain or loss if the common stock is held as a capital asset. This capital gain or loss normally will be treated as a long-term capital gain or loss if you have held your common stock for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or exchange of common stock held for six months or less generally will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received, or treated as deemed distributed, with respect to such stock. For this purpose, certain special rules, including rules relating to periods when your risk of loss with respect to your common stock has been diminished, generally apply in determining the holding period of such stock. The ability to deduct capital losses is subject to limitations under the Code.

In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In general, individual U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our common stock. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly or $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Dividends distributed by us to corporate U.S. stockholders generally will not be eligible for the dividends-received deduction.

We (or the applicable withholding agent) will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a report detailing the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income, long-term capital gain and “qualified dividend income,” if any. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service. Distributions may also be subject to additional state, local, and foreign taxes depending on a U.S. stockholder’s particular situation.

Backup withholding may apply to distributions on the common stock with respect to certain non-exempt U.S. stockholders. Such U.S. stockholders generally will be subject to backup withholding unless the U.S. stockholder provides its correct taxpayer identification number and certain other information, certified under penalties of perjury, to the dividend paying agent, or otherwise establishes an exemption from backup withholding. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided the proper information is provided to the Internal Revenue Service.

Taxation of Non-U.S. Stockholders

Whether an investment in our common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.

Distributions of our investment company taxable income to stockholders that are non-U.S. stockholders will currently be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholders, and, if an income tax treaty applies, attributable to a permanent establishment in the United States. In that case, the distributions will be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. stockholders and we will not have to withhold U.S. federal withholding tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust and such entities are urged to consult their own tax advisors.

In addition, U.S. source withholding taxes are not imposed on distributions paid by us to the extent the distributions are reported as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. withholding tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements.

Actual or deemed distributions of our net capital gains to a stockholder that is a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale or redemption of our common stock, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States, or, in the case of an individual, the non-U.S. stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the corporate-level U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale or redemption of our common stock that are effectively connected with a U.S. trade or business of the non-U.S. stockholder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in our stock may not be appropriate for such a non-U.S. stockholder.

Under our dividend reinvestment plan, if a non-U.S. stockholder owns shares of common stock registered in its own name, the non-U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless it opts out of our dividend reinvestment plan by delivering a written notice to our dividend paying agent prior to the record date of the next distribution. See “Dividend Reinvestment Plan.” If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or, if a treaty applies, is not attributable to a permanent establishment), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in common shares. If the distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder, generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The non-U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount of cash that they would have received if they had elected to receive the distribution in cash, or the fair market value of the distributed shares if such shares have a fair market value equal to or greater than net asset value. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the non-U.S. stockholder’s account.

A non-U.S. stockholder who is a nonresident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an Internal Revenue Service Form W-8BEN (or an acceptable substitute form).

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a stockholder and the status of the intermediaries through which it hold its units, a stockholder could be subject to this 30% withholding tax with respect to distributions on our common stock. Under certain circumstances, a stockholder might be eligible for refunds or credits of such taxes.

You are urged to consult your own tax advisor regarding the specific tax consequences of the purchase, ownership and sale of our common stock.

Failure to Qualify as a Regulated Investment Company

If we were unable to qualify for treatment as a RIC, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Such distributions would be taxable to our stockholders as dividends and, provided certain holding period and other requirements were met, could qualify for treatment as “qualified dividend income” in the hands of non-corporate stockholders (and thus eligible for the current 20% maximum regular federal income tax rate) to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and distribute any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent 5 years, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our re-qualification as a RIC.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current net asset value per share in one or more public offerings of our common stock. In such an approval, our stockholders may not specify a maximum discount below net asset value at which we are able to issue our common stock. Any offering of our common stock that requires stockholder approval must occur, if at all, within one year after receiving such stockholder approval. However, any such issuance of shares of our common stock below net asset value will be dilutive to the net asset value of our common stock. See “Risk Factors — Risks Relating to an Investment in Our Securities” in Part I, Item 1A of our most recent Annual Report on Form 10-K.

In making a determination that an offering of common stock below its net asset value per share is in our and our stockholders’ best interests, our board of directors will consider a variety of factors including:

•

the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution to the net asset value per share of our common stock our stockholders would experience as a result of the offering;

•	the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;

•	the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

•	whether the estimated offering price would closely approximate the market value of shares of our common stock;

•	the potential market impact of being able to raise capital during the current financial market difficulties;

•	the nature of any new investors anticipated to acquire shares of our common stock in the offering;

•	the anticipated rate of return on and quality, type and availability of investments; and

•	the leverage available to us.

Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as SLR Capital Partners will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other of our securities or from the offering of common stock at a premium to net asset value per share.

We will not sell shares of our common stock under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to our net asset value per share from offerings under the registration statement, as amended by any post-effective amendments, exceeds 15%. This would be measured separately for each offering pursuant to the registration statement, as amended by any post-effective amendments, by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined NAV per share at the time of the first offering is $23.00 and we have 37 million shares outstanding, the sale of 9.25 million shares at net proceeds to us of $11.50 per share (a 50% discount) would produce dilution of 10.0%. If we subsequently determined that our NAV per share increased to $24.00 on the then 46.25 million shares outstanding and then made an additional offering, we could, for example, sell approximately an additional 5.15 million shares at net proceeds to us of $12.00 per share, which would produce dilution of 5.0%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.

In addition, it should be noted that the maximum number of shares issuable below NAV per share that could result in such dilution is limited to 25% of our then outstanding common stock. As a result, the maximum amount of dilution to existing stockholders will be limited to no more than 20% of our then current NAV per share, assuming we were to issue the maximum number of shares at no more than par value, or $0.01 per share.

Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis. See “Risk Factors — Risks Relating to an Investment in Our Securities — The net asset value per share of our common stock may be diluted if we issue or sell shares of our common stock at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock” in Part I, Item 1A of our most recent Annual Report on Form 10-K.

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

•	existing stockholders who do not purchase any shares in the offering;

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•	new investors who become stockholders by purchasing shares in the offering.

Impact On Existing Stockholders Who Do Not Participate in the Offering

Our current stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

The following chart illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share. It is not possible to predict the level of market price decline that may occur.

The chart illustrates the dilutive effect on Stockholder A of (a) an offering of approximately 1.83 million shares of common stock (5% of the outstanding shares) at $21.55 per share after offering expenses and commissions (a 5% discount from net asset value), (b) an offering of approximately 3.66 million shares of common stock (10% of the outstanding shares) at $20.41 per share after offering expenses and commissions (a 10% discount from net asset value), (c) an offering of approximately 7.32 million shares of common stock (20% of the outstanding shares) at $18.14 per share after offering expenses and commissions (a 20% discount from net asset value), and (d) an offering of approximately 9.15 million shares of common stock (25% of the outstanding shares) at $0.01 per share, the par value of our common stock (a 100% discount from net asset value). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined net asset value. For example, if we issue 9,152,010 shares of our common stock (25% of the outstanding shares) at $0.01 per share, the par value of our common stock (a 100% discount from net asset value), then our net asset value per share following such offering will be $18.15, which will reflect a 20.00% decrease in net asset value per share to those stockholders who do not participate in this offering. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 100% Discount
	Prior to Sale	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$22.68		$21.49		$19.10		$0.01
Net Proceeds per Share to Issuer		$21.55		$20.41		$18.14		$0.01
Decrease to Net Asset Value
Total Shares Outstanding	36,608,038	38,438,440	5.00%	40,268,842	10.00%	43,929,646	20.00%	45,760,048	25.00%
Net Asset Value per Share	$22.68	$22.63	(0.24)%	$22.47	(0.91)%	$21.92	(3.33)%	$18.15	(19.99)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	36,608	36,608	—%	36,608	—%	36,608	—%	36,608	—%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%	0.08%	(20.00)%
Total Net Asset Value Held by Stockholder A	$830,270	$828,293	(0.24)%	$822,722	(0.91)%	$802,595	(3.33)%	$664,289	(19.99)%
Total Investment by Stockholder A (Assumed to be Current NAV per Share)	$830,270	$830,270		$830,270		$830,270		$830,270

Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,977)		$(7,548)		$(27,676)		$(165,981)
Investment per Share Held by Stockholder A (Assumed to be NAV per Share on Shares Held Prior to Sale)	$22.68	$22.68		$22.68		$22.68		$22.68
Net Asset Value per Share Held by Stockholder A		$22.63		$22.47		$21.92		$18.15

Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.05)		$(0.21)		$(0.76)		$(4.53)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%		(19.99)%

Impact On Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of our common stock immediately prior to the offering. The level of net asset value dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e. 9,000 shares, which is 0.15% of an offering of 6 million shares rather than its 0.10% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$19.10		$19.10
Net Proceeds per Share to Issuer		$18.14		$18.14
Decrease/Increase to Net Asset Value
Total Shares Outstanding	36,608,038	43,929,646	20.00%	43,929,646	20.00%
Net Asset Value per Share	$22.68	$21.92	(3.33)%	$21.92	(3.33)%
Dilution/Accretion to Participating Stockholder
Shares Held by Stockholder A	36,608	40,269	10.00%	47,590	30.00%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$830,270	$882,854	6.33%	$1,043,373	25.67%
Total Investment by Stockholder A (Assumed to be Current NAV per Share on Shares Held Prior to Sale)		$900,188		$1,040,023

Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(17,334)		$3,350
Investment per Share Held by Stockholder A (Assumed to be Net Asset Value on Shares Held Prior to Sale)	$22.68	$22.35	(1.44)%	$21.85	(3.64)%

		50% Participation		150% Participation
	Prior to Sale	Following Sale	% Change	Following Sale	% Change
Net Asset Value per Share Held by Stockholder A		$21.92		$21.92

Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Shares Less Investment per Share)		$(0.43)		$0.07
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.96)%		0.32%

Impact On New Investors

Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value, but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by the Company, will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by the Company being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 100% Discount
	Prior to Sale	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Price per Share to Public		$22.68		$21.49		$19.10		$0.01
Net Proceeds per Share to Issuer		$21.55		$20.41		$18.14		$0.01
Total Shares Outstanding	36,608,038	38,438,440	5.00%	40,268,842	10.00%	43,929,646	20.00%	45,760,048	25.00%
Net Asset Value per Share	$22.68	$22.63	(0.24)%	$22.47	(0.91)%	$21.92	(3.33)%	$18.15	(19.99)%

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 100% Discount
	Prior to Sale	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Dilution/Accretion to New Investor A
Shares Held by Investor A		1,830		3,661		7,322		9,152
Percentage Held by Stockholder A		0.00%		0.01%		0.02%		0.02%
Total Net Asset Value Held by Investor A		$41,415		$82,272		$160,519		$166,072
Total Investment by Investor A (At Price to Public)	$—	$41,514		$78,657		$139,835		$92

Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(99)		$3,615		$20,684		$165,981
Investment per Share Held by Investor A	$—	$22.68		$21.49		$19.10		$0.01
Net Asset Value per Share Held by Investor A		$22.63		$22.47		$21.92		$18.15

Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.05)		$0.99		$2.83		$18.14
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%		181,360%

ISSUANCE OF WARRANTS OR SECURITIES TO SUBSCRIBE

FOR OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK

At our 2011 annual meeting of stockholders, our stockholders authorized us to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock, not exceeding 25% of our then outstanding common stock, at an exercise or conversion price that, at the date of issuance, will not be less than the market value per share of our common stock. Such authorization has no expiration. Any exercise of warrants or securities to subscribe for or convertible into shares of our common stock at an exercise or conversion price that is below net asset value at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in net asset value as a result of the proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest than the increase in our assets resulting from such offering.

In order to sell or issue warrants or securities to subscribe for or convertible into shares of our common stock, (a) the exercise, conversion or subscription rights in such securities must expire by their terms within 10 years, (b) with respect to any warrants, options or rights to subscribe to or convert into our common stock that are issued along with other securities, such warrants, options or rights must not be separately transferable, (c) the exercise or conversion price of such securities must not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock at the date of issuance of such securities, (d) the issuance of such securities must be approved by a majority of the board of directors who have no financial interest in the transaction and a majority of the non-interested directors on the basis that such issuance is in the best interests of the Company and its stockholders and (e) the number of shares of our common stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such securities must not exceed 25% of our outstanding common stock at such time.

We could also sell shares of common stock below net asset value per share in certain other circumstances, including through subscription rights issued in rights offerings. See “Description of Our Subscription Rights” in this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below. We also urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any common stock being offered.

Stock

The authorized stock of SLR Investment Corp. consists of 200,000,000 shares of stock, par value $0.01 per share, all of which are initially designated as common stock. Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SLRC”. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under the Maryland General Corporation Law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of April 12, 2024:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock	200,000,000	—	54,554,634

Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with our directors. The indemnification agreements provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain proof of insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of stockholders. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors. The current terms of the first, second and third classes expire at the annual meeting of stockholders in 2025, 2026 and 2024, respectively, and in each case, those directors will serve until their successors are duly elected and qualify. Upon expiration of their current terms, directors of each class will be elected to serve until the third annual meeting of stockholders following their election and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Under our charter and bylaws, the affirmative vote of a plurality of all the votes cast in the election of directors at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. Pursuant to our charter, our board of directors may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than twelve. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or (with respect to the holders of common stock, unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) provided that the board of directors has determined that directors will be elected at the special meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of a different forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law, (b) any derivative action or proceeding brought on behalf of us, (c) any action asserting a claim of breach of any duty owed by any of our directors or officers or other agents to us or to our stockholders, (d) any action asserting a claim against us or any of our directors or officers or other agents arising pursuant to any provision of the Maryland General Corporation Law or our charter or our bylaws, or (e) any other action asserting a claim against us or any of our directors or officers or other agents that is governed by the internal affairs doctrine. With respect to any proceeding described in the foregoing sentence that is in the Circuit Court for Baltimore City, Maryland, we and our stockholders consent to the assignment of the proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-308 or any successor thereof. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent in writing to such court. Our bylaws do not apply to lawsuits asserting claims brought to enforce a duty or liability arising exclusively under the Securities Act, the Exchange Act, or the 1940 Act, or any other claim for which the federal courts have exclusive jurisdiction.

Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This paragraph does not apply to claims arising exclusively under the Exchange Act or the 1940 Act, or any other claim for which the federal courts have exclusive jurisdiction.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by the Chairman of our board of directors, our Chief Executive Officer, our President or our board of directors. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions if declared advisable and approved by our board of directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our directors named therein, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the directors referenced in clause (1) of this sentence then on the board of directors or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office. In any event, in accordance with the requirements of the 1940 Act, any amendment, proposal or transaction that would have the effect of changing the nature of our business so as to cause us to cease to be, or to withdraw our election as, a BDC would be required to be approved by a majority of our outstanding voting securities, as defined under the 1940 Act.

Our charter and bylaws provide that the board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act (defined and discussed below), as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the entire board of directors shall determine such rights apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the board of directors determines that it would be in our best interests to do so, including in light of the duties of the board of directors, applicable federal and state laws, and the particular facts and circumstances surrounding the decision of the board of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our board of directors will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the board of directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our charter authorizes the issuance of preferred stock. Although we do not have any current plans to issue preferred stock in the next twelve months following the effectiveness of this prospectus, we may issue preferred stock from time to time. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.

The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement or free writing prospectus relating to such preferred stock.

If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement or free writing prospectus accompanying each preferred share offering.

The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution), (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (3) such shares be cumulative as to dividends and have a complete preference over our common stock to payment of their liquidation preference in the event of a dissolution.

For any series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•	the rate, whether fixed or variable, and time at which any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that will contain the terms of the applicable series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

General

Although we do not have any current plans to issue subscription rights in the next twelve months following the effectiveness of this prospectus, we may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any subscription rights offering.

The applicable prospectus supplement or free writing prospectus would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

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the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise Of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any warrants offering.

Although we do not have any current plans to issue warrants in the next twelve months following the effectiveness of this prospectus, we may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement or free writing prospectus will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of SLR Investment and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement or free writing prospectus relating to that series. The prospectus supplement or free writing prospectus may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read each of this prospectus, the applicable prospectus supplement and any free writing prospectus relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” in this prospectus for information on how to obtain a copy of the indenture.

The prospectus supplement or free writing prospectus, which will accompany this prospectus, will describe the particular series of debt securities being offered by including, among other things:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof for registered securities or $5,000 for bearer securities);

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured and the terms of any security interests;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt. See “Risk Factors — Risks Relating to Our Business and Structure — We have and will continue to borrow money, which would magnify the potential for loss on amounts invested and may increase the risk of investing in us” in Part I, Item 1A of our most recent Annual Report on Form 10-K. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and any accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities”. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “—Events of Default” and “—Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the applicable prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•

an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor nor are we responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest (either in cash or by delivery of additional indenture securities, as applicable) to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the applicable prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following, as applicable:

•	We do not pay the principal of, or any premium on, a debt security of the series on its due date.

•	We do not pay interest on a debt security of the series and the failure to pay such interest continues for a period of 30 calendar days following the due date.

•

We do not deposit any sinking fund payment in respect of debt securities of the series and the failure to deposit such sinking fund payment continues for a period of 2 business days following the due date.

•

We remain in breach of a covenant in respect of debt securities of the series for 60 calendar days after we receive a written notice of default stating we are in breach (subject to any exceptions noted in the indenture). The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 consecutive calendar days.

•	Any class of debt securities has an asset coverage of less than 100 per centum on the last business day of each of 24 consecutive calendar months.

•	Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or any sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. Before a judgment or decree for payment of the money due has been obtained by the trustee, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default with respect to the affected series, other than the nonpayment of the principal of (or premium, if any) or interest on securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default;

•	you must have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee must not have taken action for 60 calendar days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than

•	the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•

we are the continuing corporation, or the corporation (if other than us) formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the debt securities and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction, no default or event of default shall have happened and be continuing, as described under “—Events of Default” above; for purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “—Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•

we and the successor person have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the relevant covenant in the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; and

•	we satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes, subject to certain exceptions as described in the indenture:

•

change the stated maturity of the principal of (or premium, if any) or any installment of principal of, or interest on, a debt security or the terms of any sinking fund with respect to any debt security;

•	reduce any amounts due on or the rate of interest of a debt security, including the manner of calculating the rate of interest thereon or any premium payable upon the redemption thereof;

•

reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or applicable prospectus supplement);

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the applicable prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 calendar days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities and any coupons appertaining thereto are then specified as payable at stated maturity) or government obligations applicable to such securities and coupons appertaining thereto (determined on the basis of the currency in which such securities and coupons appertaining thereto are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, or that all necessary registrations under the 1940 Act have been effected, and a legal opinion and officers’ certificate each stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•

No default or event of default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing on the date of the deposit referenced above and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur at any time during the period ending on the 91st calendar day after the date of such deposit.

•	We must satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal income tax law or we obtain a ruling from the Internal Revenue Service (“IRS”), as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities and any coupons appertaining thereto are then specified as payable at stated maturity) or government obligations applicable to such securities and coupons appertaining thereto (determined on the basis of the currency in which such securities and coupons appertaining thereto are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, or that all necessary registrations under the 1940 Act have been effected, and a legal opinion and officers’ certificate each stating that all conditions precedent to defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•

No default or event of default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing on the date of the deposit referenced above and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur at any time during the period ending on the 91st calendar day after the date of such deposit.

•	We must satisfy the conditions for defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions — Subordination”.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Designated Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking funds or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking funds and interest on Designated Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Designated Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Designated Senior Indebtedness or on their behalf for application to the payment of all the Designated Senior Indebtedness remaining unpaid until all the Designated Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Designated Senior Indebtedness. Subject to the payment in full of all Designated Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Designated Senior Indebtedness to the extent of payments made to the holders of the Designated Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Designated Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Designated Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Designated Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Designated Senior Securities (as defined in the indenture); and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Designated Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The applicable prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any existing and future secured indebtedness, including any credit facilities or secured indenture securities, that we incur to the extent of the value of the assets securing such secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles or similar facilities.

In the event of bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association will serve as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Procedures

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, up to $1,000,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. The holders of our common stock will indirectly bear any fees and expenses in connection with any such offerings. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. We, however, do not have any current intent to issue subscription rights, preferred stock, or warrants in the next twelve months following the effectiveness of this prospectus. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders, or (c) under such other circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of Financial Industry Regulatory Authority or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 10% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by Citibank, N.A. The address of the custodian is 399 Park Avenue, New York, New York 10022. Equiniti Trust Company, LLC will act as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent, distribution paying agent and registrar is 48 Wall Street, New York, NY 10005, telephone number: (800) 937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our board of directors, SLR Capital Partners will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. SLR Capital Partners does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for SLR Investment, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While SLR Capital Partners generally will seek reasonably competitive trade execution costs, SLR Investment will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, SLR Capital Partners may select a broker based partly upon brokerage or research services provided to SLR Capital Partners and SLR Investment and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if SLR Capital Partners determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Katten Muchin Rosenman LLP, Washington, DC, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will also be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP is an independent registered public accounting firm and is located in New York, New York. The consolidated financial statements as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus, until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities, including all such documents we may file with the SEC after the date of this registration statement and prior to its effectiveness; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2023; and

•

The description of our common stock contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021, which updated the description thereof in our Registration Statement on Form 8-A (File No. 001-34629), as filed with the SEC on February 9, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information” in this prospectus. You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

SLR Investment Corp.

500 Park Avenue

New York, NY 10022

(212) 993-1670

IRTeam@slrcp.com

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form N-2 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available at https://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. This information will also be available free of charge by contacting us at SLR Investment, 500 Park Avenue, New York, NY 10022, by telephone at (212) 993-1670, on our website at https://slrinvestmentcorp.com or by sending an e-mail to us at IRTeam@slrcp.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus, and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

SLR Investment Corp.

Up to $150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

February 28, 2025

Raymond James	Citizens JMP	Jefferies